Exhibit 10.1

AMENDED AND RESTATED

COMPANY AGREEMENT

OF

EAGLEROCK LAND OPERATING, LLC

DATED AS OF MAY 15, 2026

THE UNITS IN EAGLEROCK LAND OPERATING, LLC HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, THE SECURITIES LAWS OF ANY STATE, OR ANY OTHER APPLICABLE SECURITIES LAWS, AND HAVE BEEN OR ARE BEING ISSUED IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH UNITS MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE SECURITIES LAWS OF ANY STATE AND ANY OTHER APPLICABLE SECURITIES LAWS; (II) THE TERMS AND CONDITIONS OF THIS AGREEMENT; AND (III) ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BETWEEN THE MANAGING MEMBER AND THE APPLICABLE MEMBER. THE UNITS MAY NOT BE TRANSFERRED OF RECORD EXCEPT IN COMPLIANCE WITH SUCH LAWS, THIS AGREEMENT, AND ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BY THE MANAGING MEMBER AND THE APPLICABLE MEMBER. THEREFORE, PURCHASERS AND OTHER TRANSFEREES OF SUCH UNITS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT OR ACQUISITION FOR AN INDEFINITE PERIOD OF TIME.

i

ii

iii

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE OF INFORMATION THAT EAGLEROCK LAND, LLC TREATS AS PRIVATE OR CONFIDENTIAL.

AMENDED AND RESTATED

COMPANY AGREEMENT

OF

EAGLEROCK LAND OPERATING, LLC

This AMENDED AND RESTATED COMPANY AGREEMENT (as amended, supplemented or restated from time to time, this “Agreement”) is entered into as of May 15, 2026, among EagleRock Land Operating, LLC, a Texas limited liability company (the “Company”), EagleRock Land, LLC, a Texas limited liability company (“PubCo”), the Existing Owners (as defined herein) set forth on the signature pages hereto, the other Members set forth on the signature pages hereto, and each other Person who is or at any time becomes a Member in accordance with the terms of this Agreement and the TBOC. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in Section 1.1.

RECITALS

WHEREAS, the Company was formed pursuant to a Certificate of Formation filed in the office of the Secretary of State of the State of Texas on February 26, 2026, as amended from time to time, and is governed by that certain Limited Liability Company Agreement dated as of February 26, 2026 (the “Existing LLC Agreement”);

WHEREAS, the Persons party to this Agreement, among others, previously entered into that certain Contribution Agreement, dated as of the even date herewith, pursuant to which such Persons agreed that, among other things, in connection with the closing of PubCo’s initial underwritten public offering (the “IPO”) of Class A Shares, the Company shall be reorganized pursuant to the terms of such Contribution Agreement (the “Contribution Agreement”);

WHEREAS, it is contemplated that PubCo will, subject to the approval of its Board (as defined herein), issue 17,300,000 Class A Shares to the public for cash in the IPO;

WHEREAS, pursuant to the Contribution Agreement, (i) PubCo will contribute all of the net proceeds received by it from the IPO to the Company in exchange for a number of Units equal to the number of Class A Shares issued in the IPO and the sole managing member interest in the Company pursuant to which PubCo shall become the sole managing Member of the Company (in its capacity as managing Member as well as in any other capacity, the “Managing Member”) and (ii) the Existing Owners set forth on the signature pages hereto will contribute certain entities and assets to the Company, as more fully described therein, in exchange for a number of Units set forth therein;

WHEREAS, each Unit (other than any Unit held by PubCo) may be redeemed, at the election of the holder of such Unit (together with the surrender and delivery by such holder of one Class B Share), for one Class A Share in accordance with the terms and conditions of this Agreement and the company agreement, as may be amended from time to time, of PubCo (the “PubCo Agreement”); and

WHEREAS, the Members of the Company desire to amend and restate the Existing LLC Agreement and adopt this Agreement, which shall supersede and replace the Existing LLC Agreement in its entirety as of the date even herewith.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Existing LLC Agreement is hereby amended and restated and the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement and the Schedules and Exhibits attached to this Agreement, the following definitions shall apply:

“5% Owner” means any Member that together with its Affiliates, directly or indirectly, has a pecuniary interest in at least 5% of the Units outstanding at the time of the IPO, except for any member of the PubCo Holdings Group.

“Action” means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Entity.

“Adjusted Basis” has the meaning given such term in Section 1011 of the Code.

“Adjusted Capital Account Deficit” means the deficit balance, if any, in such Member’s Capital Account at the end of any Fiscal Year or other taxable period, with the following adjustments:

(a)

credit to such Capital Account any amount that such Member is obligated to restore under Treasury Regulations Section 1.704-1(b)(2)(ii)(c), as well as any addition thereto pursuant to the next to last sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) after taking into account thereunder any changes during such year in Company Minimum Gain and Member Minimum Gain; and

(b)	debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

This definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Affiliate” has the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act.

“Agreement” is defined in the preamble to this Agreement.

“beneficially own” and “beneficial owner” shall be as defined in Rule 13d-3 of the rules promulgated under the Exchange Act.

“Board” means the board of directors of PubCo.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of New York shall not be regarded as a Business Day.

“Call Election Notice” is defined in Section 3.6(f)(ii).

“Call Right” is defined in Section 3.6(f)(i).

“Capital Account” means, with respect to any Member, the Capital Account maintained for such Member in accordance with Section 3.4.

“Capital Contribution” means, with respect to any Member, the amount of cash and the initial Gross Asset Value of any property (other than cash) contributed to the Company by such Member. Any reference to the Capital Contribution of a Member will include any Capital Contributions made by a predecessor holder of such Member’s Units to the extent that such Capital Contribution was made in respect of Units Transferred to such Member.

“Cash Election” is defined in Section 3.6(a)(iv) and shall also include any election by PubCo to purchase Units for cash pursuant to an exercise of the Call Right set forth in Section 3.6(f).

“Cash Election Amount” means, with respect to a particular Redemption or an exercise of the Call Right for which a Cash Election has been made, an amount of cash equal to the product of (a) the number of Class A Shares that would have been received in such Redemption or exercise of the Call Right if a Cash Election had not been made and (b) the Unit Redemption Price.

“Change of Control Redemption Date” is defined in Section 3.6(h).

“Chief Executive Officer” means the Person appointed as the Chief Executive Officer of the Company by the Managing Member pursuant to Section 6.2.

“Class A Shares” means, as applicable, (a) the Class A shares representing limited liability company interests of PubCo or (b) following any consolidation, merger, reclassification or other similar event involving PubCo, any shares or other securities of PubCo or any other Person or cash or other property that become payable in consideration for the Class A Shares or into which the Class A Shares are exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.

“Class B Shares” means, as applicable, (a) the Class B shares representing limited liability company interests of PubCo or (b) following any consolidation, merger, reclassification or other similar event involving PubCo, any shares or other securities of PubCo or any other Person or cash or other property that become payable in consideration for the Class B Shares or into which the Class B Shares are exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding Law).

“Commission” means the U.S. Securities and Exchange Commission, including any governmental body or agency succeeding to the functions thereof.

“Company” is defined in the preamble to this Agreement.

“Company Level Taxes” means any U.S. federal, state or local taxes, additions to tax, penalties and interest payable by the Company or any of its Subsidiaries as a result of any examination of the Company’s or any of its Subsidiaries’ affairs by any U.S. federal, state or local tax authorities, including resulting administrative and judicial proceedings under the Partnership Tax Audit Rules.

“Company Minimum Gain” has the meaning of “partnership minimum gain” set forth in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d). It is further understood that Company Minimum Gain shall be determined in a manner consistent with the rules of Treasury Regulations Section 1.704-2(b)(2), including the requirement that if the adjusted Gross Asset Value of property subject to one or more Nonrecourse Liabilities differs from its adjusted tax basis, Company Minimum Gain shall be determined with reference to such Gross Asset Value.

“Company Representative” has the meaning assigned to the term “partnership representative” in Section 6223 of the Code and any Treasury Regulations or other administrative or judicial pronouncements promulgated thereunder and any “designated individual,” if applicable, as defined in the Treasury Regulations promulgated thereunder (including, in each case, any similar capacity or role under relevant state or local Law), as appointed pursuant to Section 9.4.

“Contract” means any written agreement, contract, lease, sublease, license, sublicense, obligation, promise or undertaking.

“Contribution Agreement” is defined in the recitals to this Agreement.

“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract, credit arrangement or otherwise.

“Corresponding OpCo Equity Securities” is defined in Section 3.1(e).

“Corresponding PubCo Equity Securities” is defined in Section 3.1(e).

“Covered Audit Adjustment” means an adjustment to any partnership-related item (within the meaning of Section 6241(2)(B) of the Code) to the extent such adjustment results in an “imputed underpayment” as described in Section 6225(b) of the Code or any analogous provision of state or local Law.

“Covered Person” is defined in Section 6.4(a).

“Debt Securities” means any and all debt instruments or debt securities that are not convertible or exchangeable into Equity Securities.

“Depletable Property” means each separate oil and gas property as defined in Section 614 of the Code.

“Depreciation” means, for each Fiscal Year or other taxable period, an amount equal to the depreciation, amortization, or other cost recovery deduction (excluding depletion) allowable with respect to an asset for such Fiscal Year or other taxable period, except that (a) with respect to any such property the Gross Asset Value of which differs from its Adjusted Basis for U.S. federal income tax purposes and which difference is being eliminated by use of the “remedial method” pursuant to Treasury Regulations Section 1.704-3(d), Depreciation for such Fiscal Year or other taxable period shall be the amount of book basis recovered for such Fiscal Year or other taxable period under the rules prescribed by Treasury Regulations Section 1.704-3(d)(2), and (b) with respect to any other such property the Gross Asset Value of which differs from its Adjusted Basis for U.S. federal income tax purposes at the beginning of such Fiscal Year or other taxable period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the U.S. federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year or other taxable period bears to such beginning Adjusted Basis; provided, however, that if the Adjusted Basis for U.S. federal income tax purposes of an asset at the beginning of such Fiscal Year or other taxable period is zero, Depreciation with respect to such asset shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Company Representative.

“Discount” means any underwriters’ discounts or commissions and brokers’ fees or commissions, including, for the avoidance of doubt, any deferred discounts or commissions and brokers’ fees or commissions payable in connection with or as a result of any Public Offering.

“Economic Risk of Loss” has the meaning set forth in Treasury Regulations Section 1.752-2(a).

“Effective Time” means the time and date of the initial closing of the IPO.

“Equity Securities” means (a) with respect to a partnership, limited liability company or similar Person, any and all units, interests, rights to purchase, warrants, options or other equivalents of, or other ownership interests in, any such Person as well as debt or equity instruments convertible, exchangeable or exercisable into any such units, interests, rights or other ownership interests and (b) with respect to a corporation, any and all shares, interests, participation or other equivalents (however designated) of corporate stock, including all common stock and preferred stock, or warrants, options or other rights to acquire any of the foregoing, including any debt instrument convertible or exchangeable into any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder (or any corresponding provisions of succeeding Law).

“Excess Tax Amount” is defined in Section 9.5(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (or any corresponding provisions of succeeding Law).

“Existing LLC Agreement” is defined in the recitals to this Agreement.

“Existing Owners” means (a) Lea & Eddy Holdings, LLC, a Texas limited liability company, Double Eagle IV Midco, LLC, a Delaware limited liability company, Abyss Inc, a Texas corporation, Cactus Energy, Inc., a Texas corporation, Richard H. Coats, Charles R. Wiggins, Richard H. Coats Jr., Christopher Keegan Faudree and Mark T. Dehlinger and (b) the Permitted Transferees of the Persons described in clause (a).

“Fair Market Value” means the fair market value of any property as determined in Good Faith by the Managing Member (after taking into account such factors as the Managing Member shall deem appropriate).

“Federal Bankruptcy Code” means Title 11 of the United States Code, as amended, and the rules and regulations promulgated thereunder (or any corresponding provisions of succeeding Law).

“Fiscal Year” means the fiscal year of the Company, which shall end on December 31 of each calendar year unless, for U.S. federal income tax purposes, another fiscal year is required. The Company shall have the same fiscal year for U.S. federal income tax purposes and for accounting purposes.

“Fund Entity” is defined in the definition of Transfer.

“Good Faith” means, when applied to the actions or omissions of any Person, at the time of such action or omission such person held a subjective belief that such action is in, or not opposed to, the best interests of the Company and its Subsidiaries.

“Governmental Entity” means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

“Gross Asset Value” means, with respect to any asset, the asset’s Adjusted Basis for U.S. federal income tax purposes (which, in the case of any Depletable Property, shall be determined pursuant to Treasury Regulations Section 1.613A-3(e)(3)(iii)(c)), except as follows:

(a)	the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross Fair Market Value of such asset as of the date of such contribution;

(b)

the Gross Asset Values of all Company assets shall be adjusted to equal their respective gross Fair Market Values as of the following times: (i) the acquisition of an interest (or additional interest) in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution to the Company or in exchange for the performance of more than a de minimis amount of services to or for the benefit of the Company; (ii) the distribution by the Company to a Member of more than a de minimis amount of Company assets as consideration for an interest in the Company; (iii) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g)(1); (iv) the acquisition of an interest in the Company by any new or existing Member upon the exercise of a Non-Compensatory Option in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(s); or (v) any other event to the extent determined by the Company Representative to be permitted and necessary or appropriate to properly reflect Gross Asset Values in accordance with the standards set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(q); provided, however, that adjustments pursuant to clauses (i), (ii) and (iv) above shall be made only if the Company Representative reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company. If any Non-Compensatory Options are outstanding upon the occurrence of an event described in this paragraph (b)(i) through (b)(v), the Company shall adjust the Gross Asset Values of its properties in accordance with Treasury Regulations Sections 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)(iv)(h)(2);

(c)	the Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross Fair Market Value of such asset on the date of such distribution;

(d)

the Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the Adjusted Basis of such assets pursuant to Section 734(b) of the Code (including any such adjustments pursuant to Treasury Regulations Section 1.734-2(b)(1)), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and subsection (g) in the definition of “Profits” or “Losses” below or Section 4.2(h); provided, however, that the Gross Asset Value of a Company asset shall not be adjusted pursuant to this subsection to the extent the Company Representative determines that an adjustment pursuant to subsection (b) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d); and

(e)

if the Gross Asset Value of a Company asset has been determined or adjusted pursuant to subsections (a), (b) or (d) of this definition of Gross Asset Value, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits, Losses, Simulated Depletion and other items allocated pursuant to Article IV.

“Indebtedness” means (a) all indebtedness for borrowed money (including capitalized lease obligations, sale-leaseback transactions or other similar transactions, however evidenced), (b) any other indebtedness that is evidenced by a note, bond, debenture, draft or similar instrument, (c) notes payable and (d) lines of credit and any other agreements relating to the borrowing of money or extension of credit.

“Interest” means the entire interest of a Member in the Company, including the Units and all of such Member’s rights, powers and privileges under this Agreement and the TBOC.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (or any corresponding provisions of succeeding Law).

“IPO” is defined in the recitals to this Agreement.

“Law” means any statute, Law, ordinance, regulation, rule, code, order, requirement or rule of Law (including common Law) of any Governmental Entity.

“Legal Action” is defined in Section 11.8.

“Liability” means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

“Liquidating Event” is defined in Section 10.1.

“Managing Member” is defined in the recitals to this Agreement.

“Member” means any Person that executes this Agreement as a Member, and any other Person admitted to the Company as an additional or substituted Member, that has not made a disposition of such Person’s entire Interest.

“Member Minimum Gain” has the meaning ascribed to “partner nonrecourse debt minimum gain” set forth in Treasury Regulations Section 1.704-2(i). It is further understood that the determination of Member Minimum Gain and the net increase or decrease in Member Minimum Gain shall be made in the same manner as required for such determination of Company Minimum Gain under Treasury Regulations Sections 1.704-2(d) and 1.704-2(g)(3).

“Member Nonrecourse Debt” has the meaning of “partner nonrecourse debt” set forth in Treasury Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Deductions” has the meaning of “partner nonrecourse deductions” set forth in Treasury Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).

“Minority Member Redemption Date” is defined in Section 3.6(g).

“Minority Member Redemption Notice” is defined in Section 3.6(g).

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Exchange Act.

“Non-Compensatory Option” has the meaning set forth in Treasury Regulations Section 1.721-2(f).

“Nonrecourse Deductions” has the meaning assigned that term in Treasury Regulations Section 1.704-2(b).

“Nonrecourse Liability” is defined in Treasury Regulations Section 1.704-2(b)(3).

“Officer” is defined in Section 6.2(b).

“Opportunities Exempt Party” is defined in Section 7.4.

“Partnership Tax Audit Rules” means Sections 6221 through 6241 of the Code, as amended, together with any final or temporary Treasury Regulations, Revenue Rulings, and case Law interpreting Sections 6221 through 6241 of the Code, as amended (and any analogous provision of state or local tax Law).

“Permitted Transferee” means, with respect to any Member, (a) any Affiliate of such Member, (b) any current or former officer, employee, manager, director, partner, shareholder, co-investor, affiliated investment fund, management entity or investment vehicle or member of such Member or any successor of such Persons, (c) any successor entity of such Member, (d) any Person established for the benefit of, and beneficially owned solely by, such Member, (e) with respect to any Member that is a natural person or of which a majority of the outstanding Equity Securities and voting power with respect to the election of directors (or the selection of any other similar governing body in the case of an entity other than a corporation) are beneficially owned by a single natural person, a trust established by or for the benefit of such natural person of which only such natural person and his immediate family members are beneficiaries, (f) upon the death of any Member that is a natural person, an executor, administrator or beneficiary of the estate of the deceased Member, and (g) any 5% Owner.

“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

“Plan Asset Regulations” means the regulations issued by the U.S. Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations, or any successor regulations as the same may be amended from time to time.

“Proceeding” is defined in Section 6.4(a).

“Profits” or “Losses” means, for each Fiscal Year or other taxable period, an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments (without duplication):

(a)

any income or gain of the Company that is exempt from U.S. federal income tax or otherwise described in Section 705(a)(1)(B) of the Code and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;

(b)

any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses, shall be subtracted from such taxable income or loss;

(c)

in the event the Gross Asset Value of any Company asset is adjusted pursuant to subsection (b) or (c) of the definition of Gross Asset Value above, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the Company asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the Company asset) from the disposition of such asset and shall, except to the extent allocated pursuant to Section 4.2, be taken into account for purposes of computing Profits or Losses;

(d)

gain or loss resulting from any disposition of Company assets (other than Depletable Property) with respect to which gain or loss is recognized for U.S. federal income tax purposes shall be computed with reference to the Gross Asset Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value;

(e)

gain resulting from any disposition of Depletable Property with respect to which gain is recognized for U.S. federal income tax purposes shall be treated as being equal to the corresponding Simulated Gain;

(f)

in lieu of the depreciation, amortization and other cost recovery deductions (excluding depletion) taken into account in computing such taxable income or loss, there shall be taken into account Depreciation;

(g)

to the extent an adjustment to the adjusted tax basis of any asset pursuant to Section 734(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Account balances as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or an item of loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

(h)

any items of income, gain, loss or deduction that are specifically allocated pursuant to the provisions of Section 4.2 shall not be taken into account in computing Profits or Losses for any taxable year, but such items available to be specially allocated pursuant to Section 4.2 will be determined by applying rules analogous to those set forth in subparagraphs (a) through (g) above.

“Property” means all real and personal property owned by the Company from time to time, including both tangible and intangible property.

“PubCo” is defined in the recitals to this Agreement.

“PubCo Agreement” is defined in the recitals to this Agreement.

“PubCo Change of Control” means the acquisition of greater than 50% of the outstanding PubCo Shares entitled to vote in the election of directors of PubCo by any Person, other than the Existing Owners or an Affiliate of the Existing Owners, in a transaction approved by (i) the Board and (ii) so long as the Existing Owners, directly or indirectly, own at least 20% of the outstanding Units, the Existing Owners owning at least 50% of the Interests owned by all Existing Owners. Notwithstanding the foregoing, a “PubCo Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of related transactions immediately following which the beneficial holders of the Class A Shares, Class B Shares, or other Equity Securities of PubCo immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in and voting control over, and own substantially all of the shares of, an entity which owns all or substantially all of the assets of PubCo immediately following such transaction or series of transactions.

“PubCo Change of Control Information” is defined in Section 3.6(h).

“PubCo Holdings Group” means PubCo and each Subsidiary of PubCo (other than the Company and its Subsidiaries), if any.

“PubCo Shares” means all classes and series of limited liability company interests of PubCo, including the Class A Shares and the Class B Shares.

“Public Offering” means an underwritten offering and sale of Equity Securities to the public pursuant to a registration statement, including a “bought” deal or “overnight” public offering.

“Reclassification Event” means any of the following: (a) any reclassification or recapitalization of PubCo Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination or any transaction subject to Section 3.1(g)), (b) any merger, consolidation or other combination involving PubCo, or (c) any sale, conveyance, lease, or other disposal of all or substantially all the properties and assets of PubCo to any other Person, in each of clauses (a), (b) or (c), as a result of which holders of PubCo Shares shall be entitled to receive cash, securities or other property for their PubCo Shares.

“Redeemed Units” is defined in Section 3.6(a)(iii)(A).

“Redeeming Member” is defined in Section 3.6(a)(i).

“Redemption” is defined in Section 3.6(a)(i).

“Redemption Contingency” is defined in Section 3.6(a)(iii)(C).

“Redemption Date” means (a) the later of (i) the date that is five Business Days after the applicable Redemption Notice Date and (ii) if the Company or PubCo has made a valid Cash Election with respect to the relevant Redemption, the first Business Day on which the Company or PubCo has available funds to pay the Cash Election Amount, which in no event shall be more than ten Business Days after the Redemption Notice Date, or (b) such later date (i) specified in the Redemption Notice or (ii) on which a Redemption Contingency is satisfied.

“Redemption Notice” is defined in Section 3.6(a)(iii).

“Redemption Notice Date” is defined in Section 3.6(a)(iii).

“Registration Rights Agreement” means the Registration Rights Agreement, by and among PubCo and certain of the Members, to be entered into concurrently with the closing of the IPO.

“Regulatory Allocations” is defined in Section 4.2(j).

“Retraction Notice” is defined in Section 3.6(b)(i).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (or any corresponding provisions of succeeding Law).

“Shareholder’s Agreements” means those certain Shareholder’s Agreements, dated as of the date even herewith, among PubCo and the Existing Owners party thereto.

“Simulated Basis” means the Gross Asset Value of any Depletable Property. The Simulated Basis of each Depletable Property shall be allocated to each Member pro rata, in accordance with the number of Units owned by such Member as of the time such Depletable Property is acquired by the Company (and any additions to such Simulated Basis resulting from expenditures required to be capitalized in such Simulated Basis shall be allocated among the Members in a manner designed to cause the Members’ proportionate shares of such Simulated Basis to be in accordance with their proportionate ownership of Units as determined at the time of any such additions), and shall be reallocated among the Members pro rata, in accordance with the number of Units owned by such Member as determined immediately following the occurrence of an event giving rise to an adjustment to the Gross Asset Values of the Company’s Depletable Properties pursuant to clause (b) of the definition of Gross Asset Value.

“Simulated Depletion” means, with respect to each Depletable Property, a depletion allowance computed in accordance with U.S. federal income tax principles (as if the Simulated Basis of the property were its Adjusted Basis) and in the manner specified in the Treasury Regulations Section 1.704-1(b)(2)(iv)(k)(2). For purposes of computing Simulated Depletion with respect to any Depletable Property, the Simulated Basis of such property shall be deemed to be the Gross Asset Value of such property, and in no event shall such allowance, in the aggregate, exceed such Simulated Basis.

“Simulated Gain” means the amount of gain realized from the sale or other disposition of Depletable Property as calculated in Treasury Regulations Section 1.704-1(b)(2)(iv)(k)(2).

“Simulated Loss” means the amount of loss realized from the sale or other disposition of Depletable Property as calculated in Treasury Regulations Section 1.704-1(b)(2)(iv)(k)(2).

“Sponsor” is defined in the Shareholder’s Agreements.

“Subsidiary” means, with respect to any specified Person, any other Person with respect to which such specified Person (a) has, directly or indirectly, the power, through the ownership of securities or otherwise, to elect a majority of directors or similar managing body or (b) beneficially owns, directly or indirectly, a majority of such Person’s Equity Securities.

“Tax Contribution Obligation” is defined in Section 9.5(c).

“Tax Distributions” means any distributions required to be made pursuant to Section 5.2.

“Tax Offset” is defined in Section 9.5(c).

“TBOC” means the Texas Business Organizations Code, as amended (or any corresponding provisions of succeeding Law).

“Trading Day” means a day on which the New York Stock Exchange or such other principal United States securities exchange on which the Class A Shares are listed or admitted to trading is open for the transaction of business (unless such trading shall have been suspended for the entire day).

“Transfer” means, when used as a noun, any voluntary or involuntary, direct or indirect (whether through a change of control of the Transferor or any Person that controls the Transferor, the issuance or transfer of Equity Securities of the Transferor, by operation of Law or otherwise), transfer, sale, pledge or hypothecation or other disposition and, when used as a verb, voluntarily or involuntarily, directly or indirectly (whether through a change of control of the Transferor or any Person that controls the Transferor, the issuance or transfer of Equity Securities of the Transferor or any Person that controls the Transferor, by operation of Law or otherwise), to transfer, sell, pledge or hypothecate or otherwise dispose of; provided, however, that notwithstanding anything in this Agreement to the contrary, “Transfer” shall be deemed not to include (a) any issuance or other Transfer of Equity Securities in a Member or any Person that directly or indirectly controls a Member; or (b) any issuance or other Transfer of Equity Securities or other interest (i) in any investment fund or alternative investment vehicle of an investment fund that is managed or advised by the investment manager of any Member or its Affiliates or by an Affiliate of such investment manager (a “Fund Entity”), or (ii) in any Person that directly or indirectly owns any equity or voting interest in such Fund Entity (which, for the avoidance of doubt, includes any limited partner, general partner or managing member of any such Fund Entity and any Person who directly or indirectly owns any equity or voting interest in such limited partner, general partner or managing member).

The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.

“Transfer Agent” is defined in Section 3.6(a)(iii).

“Treasury Regulations” means pronouncements, as amended from time to time, or their successor pronouncements, which clarify, interpret and apply the provisions of the Code, and which are designated as “Treasury Regulations” by the United States Department of the Treasury.

“Trigger Event” is defined in the PubCo Agreement.

“Uniform Commercial Code” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of Texas.

“Unit Redemption Price” means, with respect to a particular Redemption or an exercise of the Call Right for which a Cash Election has been made, (a) if the Class A Shares trade on a securities exchange or automated or electronic quotation system, the average of the volume-weighted closing price for a Class A Share on the principal U.S. securities exchange or automated or electronic quotation system on which the Class A Shares trade, as reported by Bloomberg, L.P., or its successor, for each of the ten consecutive full Trading Days ending on and including the last full Trading Day immediately prior to the Redemption Notice Date, subject to appropriate and equitable adjustment for any stock splits, reverse splits, share dividends or similar events affecting the Class A Shares and (b) if the Class A Shares no longer trade on a securities exchange or automated or electronic quotation system, an amount equal to the Fair Market Value of one Class A Share, as determined by the Managing Member in Good Faith, that would be obtained in an arms’ length transaction for cash between an informed and willing buyer and an informed and willing seller, neither of whom is under any compulsion to buy or sell, and without regard to the particular circumstances of the buyer or seller; provided that if PubCo conducts a Public Offering to fund any Cash Election Amount as permitted by this Agreement, then the Unit Redemption Price shall be net of each Redeeming Member’s pro rata share of any Discount in connection with such Public Offering.

“Units” means the Units issued under this Agreement and shall also include any Equity Security of the Company issued in respect of or in exchange for any such Units, whether by way of dividend or other distribution, split, recapitalization, merger, rollup transaction, consolidation, conversion or reorganization.

“U.S. GAAP” means United States generally accepted accounting principles, as in effect from time to time, consistently applied.

“Winding-Up Member” is defined in Section 10.3(a).

Section 1.2 Construction. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)	all accounting terms not otherwise defined herein have the meanings assigned under U.S. GAAP;

(b)	all references to currency, monetary values and dollars set forth herein shall mean United States dollars and all payments hereunder shall be made in United States dollars;

(c)

when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated;

(d)	whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”;

(e)	“or” is not exclusive;

(f)	pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms;

(g)

the terms “in writing,” “written communications,” “written notice” and words of similar import shall be deemed satisfied under this Agreement by use of e-mail and other forms of electronic communication; and

(h)	the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

ARTICLE II

ORGANIZATION OF THE LIMITED LIABILITY COMPANY

Section 2.1 Formation. The Company has been formed as a limited liability company pursuant to the provisions of the TBOC upon the terms, provisions and conditions set forth in this Agreement.

Section 2.2 Filing. The Company’s Certificate of Formation has been filed with the Secretary of State of the State of Texas in accordance with the TBOC. The Members shall execute such further documents (including amendments to such Certificate of Formation) and take such further action as is appropriate to comply with the requirements of Law for the formation or operation of a limited liability company in Texas and in all states and counties where the Company may conduct its business.

Section 2.3 Name. The name of the Company is “EagleRock Land Operating, LLC.” The Company’s business may be conducted under any other name or names, as determined by the Managing Member. The words “Limited Liability Company,” “LLC,” or similar words or letters shall be included in the Company’s name where necessary for the purpose of complying with the Laws of any jurisdiction that so requires. The Managing Member may change the name of the Company at any time and from time to time and shall notify the Members of such change in the next regular communication to the Members.

Section 2.4 Registered Office; Registered Agent. Unless and until changed by the Managing Member, the registered office of the Company in the State of Texas shall be located at 1999 Bryan St., Suite 900, Dallas, Texas 75201-3136, Dallas County, and the registered agent for service of process on the Company in the State of Texas at such registered office shall be Capitol Services, Inc.

Section 2.5 Principal Office; Principal Place of Business. Unless and until changed by the Managing Member, the principal office of the Company shall be located at 9655 Katy Freeway, Suite 375, Houston, Texas 77024. The Company may maintain offices at such other place or places within or outside the State of Texas as the Managing Member may designate. The principal place of business of the Company shall be located in such place as is determined by the Managing Member from time to time.

Section 2.6 Purpose. The purpose of the Company shall be to engage in any business activity that lawfully may be conducted by a limited liability company organized under the Laws of the State of Texas and, in connection therewith, to exercise all of the rights and powers conferred upon the Company pursuant to the agreements relating to such business activity.

Section 2.7 Powers. The Company shall be empowered and authorized to do, take, and engage in, any and all acts and things necessary, appropriate, desirable, advisable, ancillary or incidental for the furtherance and accomplishment of the purposes described in Section 2.6.

Section 2.8 Term. The Company’s term commenced upon the filing of the Certificate of Formation in accordance with the TBOC and shall be perpetual, unless and until it is dissolved, its affairs are wound up and it is terminated in accordance with the provisions of Article X. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the TBOC.

Section 2.9 Intent. It is the intent of the Members that the Company be operated in a manner consistent with its treatment as a “partnership” for U.S. federal and state income tax purposes. It is also the intent of the Members that the Company not be operated or treated as a “partnership” for purposes of Section 303 of the Federal Bankruptcy Code. Neither the Company nor any Member shall take any action inconsistent with the express intent of the parties hereto as set forth in this Section 2.9.

Section 2.10 Title to Company Assets. Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member or Officer, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of the Company or one or more nominees, as the Managing Member may determine. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which record title to such Company assets is held.

ARTICLE III

OWNERSHIP AND CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

Section 3.1 Authorized Equity Securities; General Provisions With Respect to Equity Securities and Debt Securities.

(a)

Subject to the provisions of this Agreement, the Company shall be authorized to issue from time to time such number of Units and such other Equity Securities as the Managing Member shall determine in accordance with Section 3.3. Each authorized Unit and other Equity Security may be issued pursuant to such agreements as the Managing Member shall approve, including pursuant to options and warrants. The Company may reissue any Units or other Equity Securities that have been repurchased or acquired by the Company.

(b)	Except to the extent explicitly provided otherwise herein (including Section 3.3), each outstanding Unit shall be identical.

(c)

Initially, none of the Units or other Equity Securities will be represented by certificates. If the Managing Member determines that it is in the interest of the Company to issue certificates representing the Units or other Equity Securities, certificates will be issued and the Units or other Equity Securities will be represented by those certificates, and this Agreement shall be amended as necessary or desirable to reflect the issuance of certificated Units or other Equity Securities for purposes of the Uniform Commercial Code. Nothing contained in this Section 3.1(c) shall be deemed to authorize or permit any Member to Transfer its Units or other Equity Securities except as otherwise permitted under this Agreement.

(d)

The total number of Units or other Equity Securities issued and outstanding and held initially by the Members as of the date hereof is set forth on Exhibit A. The Company shall, without the requirement of additional action or approval by the Managing Member or any other Person, update such schedule of Members in the books and records to reflect any Transfers of Interests, the issuance of additional Units or other Equity Securities and subdivisions or combinations of Units, in each case, from time to time in accordance with the terms of this Agreement.

(e)

If, at any time after the Effective Time, PubCo issues a Class A Share or any other Equity Security of PubCo (other than Class B Shares), (i) one or more members of the PubCo Holdings Group shall concurrently contribute to the Company the net proceeds (in cash or other property, as the case may be), if any, received by PubCo for such Class A Share or other Equity Security and (ii) the Company shall concurrently issue the relevant member(s) of the PubCo Holdings Group (and the Company shall be deemed to have automatically issued to such member(s) of the PubCo Holdings Group without further action or agreement), in accordance with the contributions made by each such member pursuant to clause (i), one Unit (if PubCo issues a Class A Share), or such other Equity Security of the Company (if PubCo issues Equity Securities other than Class A Shares) corresponding to the Equity Securities issued by PubCo, and with substantially the same rights to dividends and distributions (including distributions upon liquidation, but taking into account differences resulting from any tax or other liabilities borne by PubCo) and other economic rights as those of such Equity Securities of PubCo to be issued (“Corresponding OpCo Equity Securities”); provided that if PubCo issues any Class A Shares in order to acquire or fund the acquisition from a Member (other than any member of the PubCo Holdings Group) of a number of Units (and Class B Shares) equal to the number of Class A Shares so issued, then the Company shall not issue any new Units in connection therewith and, where such Class A Shares have been issued for cash to fund such an acquisition by any member of the PubCo Holdings Group pursuant to a Cash Election, the PubCo Holdings Group shall not be required to transfer such net proceeds to the Company, and such net proceeds shall instead be transferred by such member of the PubCo Holdings Group to such Member as consideration for such acquisition as required pursuant to Section 3.6(a)(iv). For the avoidance of doubt, if PubCo issues any Class A Shares or other Equity Security for cash to be used to fund the direct or indirect acquisition by any member of the PubCo Holdings Group of any Person or the assets of any Person, then the PubCo Holdings Group shall not be required to transfer such cash proceeds to the Company but instead such member of the PubCo Holdings Group shall be required to contribute (or cause to be contributed) such Person or the material assets and liabilities of such Person to the Company or any of its Subsidiaries. Notwithstanding the foregoing, this Section 3.1(e) shall not apply to the issuance and distribution to holders of PubCo Shares of rights to purchase Equity Securities of PubCo under a “poison pill” or similar shareholders rights plan (and upon any Redemption of Units for Class A Shares, such Class A Shares will be issued together with a corresponding right under such plan), or to the issuance under PubCo’s employee benefit plans of any warrants, options, other rights to acquire Equity Securities of PubCo or rights or property that may be converted into or settled in Equity Securities of PubCo, but shall in each of the foregoing cases apply to the issuance of Equity Securities of PubCo in connection with the exercise or settlement of such rights, warrants, options or other rights or property. Except pursuant to Section 3.6, (x) the Company may not issue any additional Units to any member of the PubCo Holdings Group unless substantially simultaneously therewith a member of the PubCo Holdings Group issues or sells an equal number of newly-issued Class A Shares to another Person, and (y) the Company may not issue any other Equity Securities of the Company to any member of the PubCo Holdings Group unless substantially simultaneously therewith a member of the PubCo Holdings Group issues or sells, to another Person, an equal number of newly-issued shares of a new class or series of Equity Securities of PubCo or such member of the PubCo Holdings Group with substantially the same rights to dividends and distributions (including distributions upon liquidation, but taking into account differences resulting from any tax or other liabilities borne by PubCo) and other economic rights as those of such Equity Securities of the Company (“Corresponding PubCo Equity Securities”). If at any time any member of the PubCo Holdings Group issues Debt Securities, such member of the PubCo Holdings Group shall transfer to the Company (in a manner to be determined by the Managing Member in its reasonable discretion) the proceeds received by such member of the PubCo Holdings Group in exchange for such Debt Securities (or if such proceeds are used to fund the direct or indirect acquisition by a member of the PubCo Holdings Group of any Person or the assets of any Person, then such Person or the material assets and liabilities of such Person) in a manner that directly or indirectly burdens the Company with the repayment of the Debt Securities. In the event any Equity Security outstanding at PubCo is exercised or otherwise converted and, as a result, any Class A Shares or other Equity Securities of PubCo are issued, (1) the corresponding Equity Security outstanding at the Company shall be similarly exercised or otherwise converted, as applicable, and an equivalent number of Units or other Equity Securities of the Company shall be issued to the PubCo Holdings Group as contemplated by the first sentence of this Section 3.1(e), and (2) the PubCo Holdings Group shall concurrently contribute to the Company the net proceeds, if any, received by the PubCo Holdings Group from any such exercise.

(f)

No member of the PubCo Holdings Group may redeem, repurchase or otherwise acquire (other than from another member of the PubCo Holdings Group) (i) except pursuant to Section 3.6, any Class A Shares (including upon forfeiture of any unvested Class A Shares) unless substantially simultaneously the Company redeems, repurchases or otherwise acquires from the PubCo Holdings Group an equal number of Units for the same price per security or (ii) any other Equity Securities of PubCo, unless substantially simultaneously the Company redeems, repurchases or otherwise acquires from the PubCo Holdings Group an equal number of Corresponding OpCo Equity Securities for the same price per security. The Company may not redeem, repurchase or otherwise acquire (x) except pursuant to Section 3.6, any Units from the PubCo Holdings Group unless substantially simultaneously the PubCo Holdings Group redeems, repurchases or otherwise acquires an equal number of Class A Shares for the same price per security from holders thereof, or (y) any other Equity Securities of the Company from the PubCo Holdings Group unless substantially simultaneously the PubCo Holdings Group redeems, repurchases or otherwise acquires for the same price per security an equal number of Corresponding PubCo Equity Securities. Notwithstanding the foregoing, to the extent that any consideration payable by the PubCo Holdings Group in connection with the redemption or repurchase of any Class A Shares or other Equity Securities of the PubCo Holdings Group consists (in whole or in part) of Class A Shares or such other Equity Securities (including in connection with the cashless exercise of an option or warrant), then the redemption or repurchase of the corresponding Units or other Equity Securities of the Company shall be effectuated in an equivalent manner.

(g)

Except pursuant to Section 3.1(i), the Company shall not in any manner effect any subdivision (by any equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split, reclassification, recapitalization or otherwise) of the outstanding Units or other Equity Securities of the Company unless accompanied by an identical subdivision or combination, as applicable, of the outstanding PubCo Shares or Corresponding PubCo Equity Securities, with corresponding changes made with respect to any other exchangeable or convertible securities. Unless in connection with any action taken pursuant to Section 3.1(i), PubCo shall not in any manner effect any subdivision (by any equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split, reclassification, recapitalization or otherwise) of the outstanding PubCo Shares or other Equity Securities of PubCo unless accompanied by an identical subdivision or combination, as applicable, of the outstanding Units or Corresponding OpCo Equity Securities, with corresponding changes made with respect to any other exchangeable or convertible securities.

(h)

Notwithstanding any other provision of this Agreement, the Company may redeem Units from the PubCo Holdings Group for cash to fund any acquisition by the PubCo Holdings Group of another Person or the assets and liabilities of such Person, provided that promptly after such redemption and acquisition, the PubCo Holdings Group contributes or causes to be contributed, directly or indirectly, such Person or the assets and liabilities of such Person to the Company or any of its Subsidiaries in exchange for a number of Units equal to the number of Units so redeemed. The Company may redeem Units from the PubCo Holdings Group for all or a portion of the stock or other equity interests of a Subsidiary of the Company held by the Company; provided that, promptly after such redemption and any related transactions, the PubCo Holdings Group contributes or causes to be contributed, directly or indirectly, the material assets and liabilities of such Subsidiary to the Company or any of its other Subsidiaries in exchange for a number of Units equal to the number of Units so redeemed.

(i)

Notwithstanding any other provision of this Agreement (including Section 3.1(e)), if the PubCo Holdings Group acquires or holds any material amount of cash in excess of any monetary obligations PubCo reasonably anticipates, PubCo may: (i) contribute such excess cash amount to the Company in exchange for a number of Units or other Equity Securities of the Company, and distribute to the holders of Class A Shares such number of Class A Shares (if the Company issues Units to PubCo) or Corresponding PubCo Equity Securities (if the Company issues Equity Securities of the Company other than Units), or (ii) use or cause to be used such excess cash amount in such manner, and make such adjustments to or take such other actions with respect to the capitalization of PubCo and the Company and to the one-to-one exchange ratio between Units and Class A Shares, as PubCo (including in its capacity as the Managing Member) in Good Faith determines to be fair and reasonable to the holders of PubCo Shares and to the Members to preserve the intended economic effect of this Section 3.1, Section 3.6, and the other provisions hereof.

(j)

Upon any redemption, repurchase, exchange or other acquisition and/or cancellation by, or forfeiture to, the Company of Units held by any Person (other than as a result of any restructuring where substantially similar interests are issued to the holders of Units), an equal number of Class B Shares held by such Person shall be automatically forfeited and cancelled for no consideration.

Section 3.2 Voting Rights. No Member has any voting right except with respect to those matters specifically reserved for a Member vote under the TBOC and for matters expressly requiring the approval of Members under this Agreement. Except as otherwise required by the TBOC, each Unit will entitle the holder thereof to one vote on all matters to be voted on by the Members. Except as otherwise expressly provided in this Agreement, the holders of Units having voting rights will vote together as a single class on all matters to be approved by the Members.

Section 3.3 Capital Contributions; Unit Ownership.

(a)

Capital Contributions. Except as otherwise set forth in Section 3.1(e) with respect to the obligations of the PubCo Holdings Group, no Member shall be required to make additional Capital Contributions.

(b)

Issuance of Additional Units or Interests. Except as otherwise expressly provided in this Agreement, the Managing Member shall have the right to authorize and cause the Company to issue on such terms (including price) as may be determined by the Managing Member (i) subject to the limitations of Section 3.1, additional Units or other Equity Securities in the Company (including creating preferred interests or other classes or series of interests having such rights, preferences and privileges as determined by the Managing Member, which rights, preferences and privileges may be senior to the Units), and (ii) obligations, evidences of Indebtedness or other securities or interests convertible or exchangeable for Units or other Equity Securities in the Company; provided that, at any time following the date hereof, in each case the Company shall not issue Equity Securities in the Company to any Person unless such Person shall have executed a counterpart to this Agreement and all other documents, agreements or instruments deemed necessary or desirable by the Managing Member. Upon such issuance and execution, such Person shall be admitted as a Member of the Company. In that event, the Managing Member shall update the Company’s books and records to reflect such additional issuances. Subject to Section 11.1, the Managing Member is hereby authorized to amend this Agreement to set forth the designations, preferences, rights, powers and duties of such additional Units or other Equity Securities in the Company, or such other amendments that the Managing Member determines to be otherwise necessary or appropriate in connection with the creation, authorization or issuance of, any class or series of Units or other Equity Securities in the Company pursuant to this Section 3.3(b); provided that, notwithstanding the foregoing, the Managing Member shall have the right to amend this Agreement as set forth in this sentence without the approval of any other Person (including any Member) and notwithstanding any other provision of this Agreement (other than Section 11.1) if the Managing Member so determines that such amendment is necessary or appropriate, and then only to the extent it so determines to be necessary or appropriate, in order to consummate any offering of PubCo Shares or other Equity Securities of PubCo provided that the designations, preferences, rights, powers and duties of any such additional Units or other Equity Securities of the Company as set forth in such amendment are substantially similar to those applicable to such PubCo Shares or other Equity Securities of PubCo.

Section 3.4 Capital Accounts. A Capital Account shall be maintained for each Member in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv) and, to the extent consistent with such regulations, the other provisions of this Agreement. Each Member’s Capital Account shall be (a) increased by (i) allocations to such Member of Profits pursuant to Section 4.1 and any other items of income or gain allocated to such Member pursuant to Section 4.2, (ii) the amount of cash or the initial Gross Asset Value of any asset (net of any Liabilities assumed by the Company and any Liabilities to which the asset is subject) contributed to the Company by such Member, and (iii) any other increases allowed or required by Treasury Regulations Section 1.704-1(b)(2)(iv), and (b) decreased by (i) allocations to such Member of Losses pursuant to Section 4.1 and any other items of deduction or loss allocated to such Member pursuant to the provisions of Section 4.2, (ii) the amount of any cash or the Gross Asset Value of any asset (net of any Liabilities assumed by the Member and any Liabilities to which the asset is subject) distributed to such Member, and (iii) any other decreases allowed or required by Treasury Regulations Section 1.704-1(b)(2)(iv). In the event of a Transfer of Units made in accordance with this Agreement (including a deemed Transfer for U.S. federal income tax purposes as described in Section 3.6(a)(v)), the Capital Account of the Transferor that is attributable to the Transferred Units shall carry over to the Transferee Member in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv)(l).

Section 3.5 Other Matters.

(a)

No Member shall be entitled to demand or to receive a return on or of its Capital Contributions or withdraw from the Company without the written consent of the Managing Member. Under circumstances requiring a return of any Capital Contributions, no Member has the right to receive property other than cash.

(b)

No Member shall receive any interest, salary, compensation, draw or reimbursement with respect to its Capital Contributions or its Capital Account, or for services rendered or expenses incurred on behalf of the Company or otherwise in its capacity as a Member, except as otherwise provided in Section 5.2, Section 6.9 or as otherwise contemplated by this Agreement.

(c)

The Liability of each Member shall be limited as set forth in the TBOC and other applicable Law and, except as expressly set forth in this Agreement or required by Law, no Member (or any of its Affiliates) shall be personally liable, whether to the Company, any of the other Members, the creditors of the Company, or any other third party, for any debt or Liability of the Company, whether arising in contract, tort or otherwise, solely by reason of being a Member of the Company.

(d)

Except as otherwise required by the TBOC, a Member shall not be required to restore a deficit balance in such Member’s Capital Account, to lend any funds to the Company or, except as otherwise set forth herein, to make any additional contributions or payments to the Company.

(e)	The Company shall not be obligated to repay any Capital Contributions of any Member.

Section 3.6 Redemption of Units.

(a)	Redemption Right.

(i)

Upon the terms and subject to the conditions set forth in this Section 3.6, each of the Members (other than the PubCo Holdings Group) (any such Member, a “Redeeming Member”) shall be entitled to cause the Company to redeem all or a portion of such Member’s Units (together with the surrender and delivery of the same number of Class B Shares) for an equivalent number of Class A Shares (a “Redemption”) or, at the Company’s election made in accordance with Section 3.6(a)(iv), cash equal to the Cash Election Amount calculated with respect to such Redemption. Upon the Redemption of all of a Member’s Units, such Member shall, for the avoidance of doubt, cease to be a Member of the Company.

(ii)	Unless otherwise approved by the Managing Member:

(A)

Except as set forth in Section 3.6(a)(ii)(B), or (C), with respect to each Redemption, a Redeeming Member shall be (1) required to redeem at least a number of Units equal to the lesser of 150,000 Units and all of the Units then held by such Redeeming Member and (2) permitted to effect a Redemption of Units no more frequently than once per calendar quarter. The Managing Member may, if it reasonably believes it necessary to be in compliance with federal securities Law or if it determines it to be in the interest of the Company for administrative purposes to coordinate redemptions by multiple Members or otherwise, adopt a policy to limit Redemptions pursuant to this Section 3.6(a)(ii)(A) to a particular date or period during each quarter by providing prior advance notice of such limitation to all Members.

(B)

Subject to Section 3.6(k), a Redeeming Member may exercise its Redemption right with respect to any of the then-held Units of such Member if such Redemption right is exercised in connection with a valid exercise of such Member’s rights to have the Class A Shares issuable in connection with such Redemption to participate in an offering of securities pursuant to, and in accordance with, the Registration Rights Agreement.

(C)

Subject to Section 3.6(k), a Redeeming Member may exercise its Redemption right no more frequently than once per calendar month with respect to any Units reasonably expected by the Redeeming Member to provide Class A Shares to be sold pursuant to a trading plan adopted pursuant to Rule 10b5-1 of the Exchange Act with respect to the Class A Shares; provided, that the Managing Member approved such trading plan for purposes of this Agreement in advance of its adoption (or amendment, if applicable) (such approval not to be unreasonably withheld, conditioned or delayed). The Managing Member may, if it reasonably believes it necessary to be in compliance with federal securities Law or if it determines it to be in the interest of the Company for administrative purposes to coordinate redemptions by multiple Members or otherwise, adopt a policy to limit Redemptions pursuant to this Section 3.6(a)(ii)(C) to a particular date or period during each calendar month by providing prior advance notice of such limitation to all Members.

(iii)

In order to exercise any Redemption right under Section 3.6(a)(i), the Redeeming Member shall provide written notice (the “Redemption Notice”) to the Company at least five Business Days prior to the Redemption Date, with a copy to PubCo (the date of delivery of such Redemption Notice, the “Redemption Notice Date”), stating:

(A)	the number of Units (together with the surrender and delivery of an equal number of Class B Shares) the Redeeming Member elects to have the Company redeem (the “Redeemed Units”);

(B)

if the Class A Shares to be received are to be issued other than in the name of the Redeeming Member, the name(s) of the Person or Persons in whose name or on whose order the Class A Shares are to be issued;

(C)

whether the exercise of the Redemption right is to be contingent (including as to timing) upon the closing of a Public Offering of the Class A Shares for which the Units will be redeemed or the closing of an announced merger, consolidation or other transaction or event to which PubCo is a party in which the Class A Shares would be exchanged or converted or become exchangeable for or convertible into cash or other securities or property (such contingency, a “Redemption Contingency”); and

(D)

if the Redeeming Member requires the Redemption to take place on a specific Business Day, such Business Day, provided that, any such specified Business Day shall not be earlier than the date that would otherwise apply pursuant to the definition of Redemption Date.

If the Redeemed Units (and/or the Class B Shares to be transferred and surrendered) are represented by a certificate or certificates, prior to the Redemption Date, the Redeeming Member shall also present and surrender such certificate or certificates representing such Units (and/or Class B Shares) during normal business hours at the principal executive offices of the Company, or if any agent for the registration or transfer of Class A Shares is then duly appointed and acting (the “Transfer Agent”), at the office of the Transfer Agent. If required by the Managing Member, any certificate for Units and any certificate for Class B Shares (in each case, if certificated) surrendered to the Company hereunder shall be accompanied by instruments of transfer, in forms reasonably satisfactory to the Managing Member and the Transfer Agent, duly executed by the Redeeming Member or the Redeeming Member’s duly authorized representative.

(iv)

Upon receipt of a Redemption Notice, the Company shall be entitled to elect (a “Cash Election”) to settle the Redemption by delivering to the Redeeming Member, in lieu of all, but not less than all, of the applicable number of Class A Shares that would be received in such Redemption, an amount of cash equal to the Cash Election Amount for such Redemption. In order to make a Cash Election with respect to a Redemption, the Company must provide written notice of such election to the Redeeming Member (with a copy to PubCo) no later than the second Business Day prior to the Redemption Date. If the Company fails to provide such written notice prior to such time, it shall not be entitled to make a Cash Election with respect to such Redemption without the written consent of the Redeeming Member.

(v)

For U.S. federal income (and applicable state and local) tax purposes, each of the Redeeming Member, the Company, and PubCo (and any other member of the PubCo Holdings Group, as applicable), agree to treat (A) each Redemption, to the extent that PubCo or another member of the PubCo Holdings Group contributes to the Company the consideration the Redeeming Member is entitled to receive pursuant to Section 3.6(b)(ii), and (B) in the event PubCo exercises its Call Right, each transaction between the Redeeming Member and PubCo or such other member of the PubCo Holdings Group, as a sale of the Redeeming Member’s Units (together with the same number of Class B Shares) to PubCo or such other member of the PubCo Holdings Group in exchange for Class A Shares or cash, as applicable. For U.S. federal income (and applicable state and local) tax purposes, each of the Redeeming Member, the Company, and PubCo (and any other member of the PubCo Holdings Group, as applicable), agree to treat each Redemption, to the extent PubCo does not exercise its Call Right and neither PubCo nor another member of the PubCo Holdings Group contributes to the Company the consideration the Redeeming Member is entitled to receive under Section 3.6(a)(i), as a distribution by the Company to the Redeeming Member.

(b)	Redemption Mechanics.

(i)

Subject to the satisfaction of any Redemption Contingency that is specified in the relevant Redemption Notice, the Redemption shall be completed on the Redemption Date and such Class A Shares issuable upon the Redemption, or, if a Cash Election has been made, the Cash Election Amount, as applicable, shall be delivered to the Redeeming Member as soon as reasonably practicable on or following the Redemption Date; provided, that if a valid Cash Election has not been made, the Redeeming Member may, at any time prior to the Redemption Date, revoke its Redemption Notice by giving written notice (the “Retraction Notice”) to the Company (with a copy to PubCo); provided, however, that in no event may the Redeeming Member deliver more than one Retraction Notice in any calendar quarter; provided further, that if PubCo has not complied with its obligations under the Registration Rights Agreement with respect to the Redeeming Member at the time of delivery of a Retraction Notice, such notice shall not be subject to the quarterly limitation in the immediately preceding clause. The timely delivery of a Retraction Notice shall terminate all of the Redeeming Member’s, the Company’s and PubCo’s (and any other member of the PubCo Holdings Group, as applicable) rights and obligations arising from the retracted Redemption Notice.

(ii)

Unless the Redeeming Member has timely delivered a Retraction Notice as provided in Section 3.6(b)(i) or PubCo (or such designated member(s) of the PubCo Holdings Group) has elected to exercise its Call Right pursuant to Section 3.6(f), on the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date) (A) the Redeeming Member shall transfer and surrender the Redeemed Units (and a corresponding number of Class B Shares) to the Company, in each case free and clear of all liens and encumbrances, (B) unless, in the event of a Cash Election by the Company, the Company elects to fund any part of the consideration the Redeeming Member is entitled to receive under Section 3.6(a)(i) without a contribution from PubCo (or such other member(s) of the PubCo Holdings Group designated by PubCo), PubCo shall directly or indirectly contribute to the Company the consideration the Redeeming Member is entitled to receive under Section 3.6(a)(i) and, as described in Section 3.1(e), the Company shall issue to PubCo (or such other member(s) of the PubCo Holdings Group, as applicable) a number of Units or other Equity Securities of the Company as consideration for such contribution, (C) the Company shall (x) cancel the Redeemed Units, (y) transfer to the Redeeming Member the consideration the Redeeming Member is entitled to receive under Section 3.6(a)(i), and (z) if the Redeemed Units are certificated, issue to the Redeeming Member a certificate for a number of Units equal to the difference (if any) between the number of Units evidenced by the certificate surrendered by the Redeeming Member pursuant to clause (iii)(A) of this Section 3.6(b) and the number of Redeemed Units, and (D) PubCo shall cancel the surrendered Class B Shares. Notwithstanding any other provisions of this Agreement to the contrary, in the event that the Company makes a valid Cash Election, the PubCo Holdings Group shall only be obligated to contribute to the Company an amount in cash equal to the net proceeds (after deduction of any Discount) from the sale by PubCo of a number of Class A Shares equal to the number of Redeemed Units and Class B Shares to be redeemed with such cash or from the sale of other PubCo Equity Securities used to fund the Cash Election Amount; provided that PubCo’s Capital Account (or the Capital Account(s) of the other member(s) of the PubCo Holdings Group, as applicable) shall be increased by the amount of such Discount in accordance with Section 6.9; provided further, that the contribution of such net proceeds shall in no event affect the Redeeming Member’s right to receive the Cash Election Amount.

(iii)

Notwithstanding any other provisions of this Agreement, prior to the Trigger Event, (A) the Company may not make a Cash Election to settle a Redemption by a Sponsor and (B) PubCo may not elect to pay the Cash Election Amount in connection with its exercise of the Call Right with respect to a Redemption by such Sponsor, in each case, unless, prior to or contemporaneously with making such Cash Election or electing to pay the Cash Election Amount, as applicable, (y) PubCo has issued a number of PubCo Equity Securities at least equal to the number of Units subject to such Redemption and (z) in the case of clause (A), PubCo shall have contributed to the Company an amount in cash equal to the net proceeds, net of any Discount (including any deferred Discounts payable in connection with or as a result of such issuance), from such issuance of such PubCo Equity Securities; provided that once an issuance of a PubCo Equity Security has been applied pursuant to this sentence to permit a Cash Election or an election to pay the Cash Election Amount in connection with the exercise of the Call Right, such issuance may not be utilized to permit a subsequent Cash Election or an election to pay the Cash Election Amount in connection with the exercise of the Call Right.

(c)

If (i) there is any reclassification, reorganization, recapitalization or other similar transaction, including pursuant to a merger or consolidation, pursuant to which the Class A Shares are converted or changed into another security, securities or other property (other than as a result of a subdivision or combination or any transaction subject to Section 3.1(g)), or (ii) except in connection with actions taken with respect to the capitalization of PubCo or the Company pursuant to Section 3.1(i), PubCo, by dividend or otherwise, distributes to all holders of the Class A Shares evidences of its Indebtedness or assets, including securities (including Class A Shares and any rights, options or warrants to all holders of the Class A Shares to subscribe for or to purchase or to otherwise acquire Class A Shares, or other securities or rights convertible into, exchangeable for or exercisable for Class A Shares) but excluding (A) any cash dividend or distribution, or (B) any such distribution of Indebtedness or assets, in either case (A) or (B) received by PubCo from the Company in respect of the Units, then upon any subsequent Redemption, in addition to the Class A Shares or the Cash Election Amount, as applicable, each Member shall be entitled to receive the amount of such security, securities or other property that such Member would have received if such Redemption had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization, other similar transaction, dividend or other distribution, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Shares are converted or changed into another security, securities or other property, or any dividend or distribution (other than an excluded dividend or distribution, as described above), this Section 3.1 shall continue to be applicable, mutatis mutandis, with respect to such security or other property. This Agreement shall apply to the Units held by the Members as of the date hereof, as well as any Units hereafter acquired by a Member and or its Permitted Transferees.

(d)

PubCo shall at all times keep available out of its authorized but unissued shares, solely for the purpose of issuance upon a Redemption, such number of Class A Shares that shall be issuable upon the Redemption of all outstanding Units (other than those Units held by any member of the PubCo Holdings Group). PubCo covenants that all Class A Shares that shall be issued upon a Redemption shall, upon issuance thereof, be validly issued, fully paid and non-assessable (except as such non-assessability may be limited by Sections 101.206 and 101.613 of the TBOC). In addition, for so long as the Class A Shares are listed on a National Securities Exchange, PubCo shall use its reasonable best efforts to cause all Class A Shares issued upon a Redemption to be listed on such National Securities Exchange at the time of such issuance.

(e)

The issuance of Class A Shares upon a Redemption shall be made without charge to the Redeeming Member for any stamp or other similar tax in respect of such issuance; provided that if any such Class A Shares are to be issued in a name other than that of the Redeeming Member, then the Person or Persons in whose name the shares are to be issued shall pay to PubCo (or such designated member(s) of the PubCo Holdings Group) the amount of any tax that may be payable in respect of any transfer involved in such issuance or shall establish to the reasonable satisfaction of PubCo that such tax has been paid or is not payable. Each of the Company and any member of the PubCo Holdings Group shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable upon a Redemption (and the Redeeming Member agrees to indemnify the Company and the PubCo Holdings Group with respect to) such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of applicable Law, and to the extent deduction and withholding is required, such deduction and withholding may be taken in Class A Shares. Prior to making such deduction or withholding, the Company shall use commercially reasonable efforts to give written notice to the Redeeming Member to reduce or avoid any such withholding. To the extent such amounts are so deducted or withheld and paid over to the relevant Governmental Entity, such amounts shall be treated for all purposes under this Agreement as having been paid to the Redeeming Member and, if withholding is taken in Class A Shares, the relevant withholding party shall be treated as having sold such Class A Shares on behalf of such Redeeming Member for an amount of cash equal to the Fair Market Value thereof at the time of such deemed sale and paid such cash proceeds to the appropriate Governmental Entity. Notwithstanding the foregoing, in the event any deduction or withholding is required upon the issuance of Class A Shares, the relevant withholding party may require the Redeeming Member to pay to the relevant withholding party promptly, and in any event no later than ten (10) Business Days after the Redemption Date, cash equal to the amount of any such required deduction or withholding.

(f)	Call Right.

(i)

Notwithstanding anything to the contrary in this Section 3.6(f), but subject to Section 3.6(g), a Redeeming Member shall be deemed to have offered to sell its Redeemed Units as described in the Redemption Notice to PubCo (or such other member(s) of the PubCo Holdings Group as may be designated by PubCo), which may by means of delivery of a Call Election Notice in accordance with, and subject to the terms of, this Section 3.6(f), elect to purchase directly and acquire such Units (together with the surrender and delivery of the same number of Class B Shares) on the Redemption Date by paying to the Redeeming Member (or, on the Redeeming Member’s written order, its designee) that number of Class A Shares the Redeeming Member (or its designee) would otherwise receive pursuant to Section 3.6(a)(i) or, at the election of PubCo (or such designated member(s) of the PubCo Holdings Group), an amount of cash equal to the Cash Election Amount of such Class A Shares (the “Call Right”), whereupon PubCo (or such designated member(s) of the PubCo Holdings Group) shall acquire the Units offered for redemption by the Redeeming Member (together with the surrender and delivery of the same number of Class B Shares to PubCo for cancellation). PubCo (or such designated member(s) of the PubCo Holdings Group) shall be treated for all purposes of this Agreement as the owner of such Units; provided that if the Cash Election Amount is funded other than through the issuance of Class A Shares, such Units will be reclassified into another Equity Security of the Company if the Managing Member determines such reclassification is necessary.

(ii)

PubCo (or such designated member(s) of the PubCo Holdings Group) may, at any time prior to the Redemption Date, deliver a written notice (a “Call Election Notice”) to the Company and the Redeeming Member setting forth its election to exercise its Call Right. A Call Election Notice may be revoked by the applicable member of the PubCo Holdings Group at any time; provided that any such revocation does not prejudice the ability of the parties to consummate a Redemption on the Redemption Date. Except as otherwise provided by this Section 3.6(f), an exercise of the Call Right shall be consummated pursuant to the same timeframe and in the same manner as the relevant Redemption would have been consummated if a member of the PubCo Holdings Group had not delivered a Call Election Notice.

(g)

In the event that (i) the Members (other than the PubCo Holdings Group) beneficially own, in the aggregate, less than 5% of the then outstanding Units and (ii) the Class A Shares are listed or admitted to trading on a National Securities Exchange, PubCo (or such other member(s) of the PubCo Holdings Group designated by PubCo) shall have the right to require all such Members to effect a Redemption of all (but not less than all) of such Members’ Units (together with the surrender and delivery of the same number of Class B Shares); provided that a Cash Election shall not be permitted pursuant to such a Redemption under this Section 3.6(g). PubCo (or such designated member(s) of the PubCo Holdings Group) shall deliver written notice to the Company and each such Member of its intention to exercise its Redemption right pursuant to this Section 3.6(g) (a “Minority Member Redemption Notice”) at least five Business Days prior to the proposed date upon which such Redemption is to be effected (such proposed date, the “Minority Member Redemption Date”), indicating in such notice the number of Units (and corresponding Class B Shares) held by such Member that PubCo (or such designated member(s) of the PubCo Holdings Group) intends to require to be subject to such Redemption. Any Redemption pursuant to this Section 3.6(g) shall be effective on the Minority Member Redemption Date. From and after the Minority Member Redemption Date, (x) the Units and Class B Shares subject to such Redemption shall be deemed to be transferred to PubCo (or such designated member(s) of the PubCo Holdings Group) on the Minority Member Redemption Date and (y) such Member shall cease to have any rights with respect to the Units and Class B Shares subject to the Redemption (other than the right to receive Class A Shares pursuant to such Redemption). Following the delivery of a Minority Member Redemption Notice and on or prior to the Minority Member Redemption Date, the Members shall take all actions reasonably requested by PubCo (or such designated member(s) of the PubCo Holdings Group) to effect such Redemption, including taking any action and delivering any document required pursuant to the remainder of this Section 3.6 to effect a Redemption.

(h)

In connection with a PubCo Change of Control, PubCo shall have the right to require each Member (other than members of the PubCo Holdings Group) to effect a Redemption of some or all of such Member’s Units (together with the surrender and delivery of the same number of Class B Shares); provided that a Cash Election shall not be permitted pursuant to such a Redemption under this Section 3.6(h). Any Redemption pursuant to this Section 3.6(h) shall be effective immediately prior to the consummation of the PubCo Change of Control (and, for the avoidance of doubt, shall not be effective if such PubCo Change of Control is not consummated) (the “Change of Control Redemption Date”). From and after the Change of Control Redemption Date, (i) the Units and Class B Shares subject to such Redemption shall be deemed to be transferred to PubCo (or such other member(s) of the PubCo Holdings Group designated by PubCo) on the Change of Control Redemption Date and (ii) such Member shall cease to have any rights with respect to the Units and Class B Shares subject to such Redemption (other than the right to receive Class A Shares pursuant to such Redemption (or, if applicable, the consideration to be paid for the Class A Shares in the PubCo Change of Control)). PubCo shall provide written notice of an expected PubCo Change of Control to all Members within the earlier of (x) five Business Days following the execution of the agreement with respect to such PubCo Change of Control and (y) ten Business Days before the proposed date upon which the contemplated PubCo Change of Control is to be effected, indicating in such notice such information as may reasonably describe the PubCo Change of Control transaction, subject to applicable Law, including the date of execution of such agreement and the proposed effective date, as applicable, the amount and types of consideration to be paid for Class A Shares in the PubCo Change of Control, any election with respect to types of consideration that a holder of Class A Shares shall be entitled to make in connection with such PubCo Change of Control, and the number of Units (and corresponding Class B Shares) held by such Member that PubCo intends to require to be subject to such Redemption (the “PubCo Change of Control Information”). Following delivery of such notice and on or prior to the Change of Control Redemption Date, the Members shall take all actions reasonably requested by PubCo to effect such Redemption, including taking any action and delivering any document required pursuant to the remainder of this Section 3.6(h) to effect a Redemption.

(i)

No Redemption shall impair the right of the Redeeming Member to receive any distributions payable on the Redeemed Units pursuant to such Redemption in respect of a record date that occurs prior to the Redemption Date for such Redemption. For the avoidance of doubt, no Redeeming Member, or a Person designated by a Redeeming Member to receive Class A Shares, shall be entitled to receive, with respect to such record date, distributions or dividends both on Redeemed Units and on Class A Shares received by such Redeeming Member, or other Person so designated, if applicable, in such Redemption.

(j)

Any Units acquired by the Company under this Section 3.6 and transferred by the Company to any member of the PubCo Holdings Group shall remain outstanding and shall not be cancelled as a result of their acquisition by the Company. Notwithstanding any other provision of this Agreement, the applicable member(s) of the PubCo Holdings Group shall be automatically admitted as a Member of the Company with respect to any Units or other Equity Securities in the Company it receives under this Agreement (including under this Section 3.6 in connection with any Redemption).

(k)

The Managing Member may impose additional limitations and restrictions on Redemptions (including limiting Redemptions or creating priority procedures for Redemptions) to the extent it determines such limitations and restrictions to be necessary or appropriate to avoid undue risk that the Company may be classified as a “publicly traded partnership” within the meaning of Section 7704 of the Code. Furthermore, the Managing Member may require any Member or group of Members to redeem all of their Units without the consent or approval of any other Person (including any affected Members) to the extent it determines reasonably that such Redemption is necessary or appropriate to avoid undue risk that the Company may be classified as a “publicly traded partnership” within the meaning of Section 7704 of the Code. Upon delivery of any notice by the Managing Member to such Member or group of Members requiring such Redemption, such Member or group of Members shall exchange, subject to exercise by PubCo (or such other member(s) of the PubCo Holdings Group designated by PubCo) of the Call Right pursuant to Section 3.6(f)(i), all of their Units effective as of the date specified in such notice (and such date shall be deemed to be a Redemption Date for purposes of this Agreement) in accordance with this Section 3.6 and otherwise in accordance with the requirements set forth in such notice.

ARTICLE IV

ALLOCATIONS OF PROFITS AND LOSSES

Section 4.1 Profits and Losses. After giving effect to the allocations under Section 4.2 and subject to Section 4.4, Profits and Losses (and, to the extent determined by the Company Representative to be necessary and appropriate to achieve the resulting Capital Account balances described below, any allocable items of income, gain, loss, deduction or credit includable in the computation of Profits and Losses) for each Fiscal Year or other taxable period shall be allocated among the Members during such Fiscal Year or other taxable period in a manner such that, after giving effect to the special allocations set forth in Section 4.2 and all distributions through the end of such Fiscal Year or other taxable period, the Capital Account balance of each Member, immediately after making such allocation, is, as nearly as possible, equal to (a) the amount such Member would receive pursuant to Section 10.3(b) if all assets of the Company on hand at the end of such Fiscal Year or other taxable period were sold for cash equal to their Gross Asset Values taking into account any adjustments thereto for such Fiscal Year or other taxable period, all liabilities of the Company were satisfied in cash in accordance with their terms (limited with respect to each nonrecourse liability to the Gross Asset Value of the assets securing such liability), and all remaining or resulting cash was distributed, in accordance with Section 10.3(b), to the Members immediately after making such allocation, minus (b) such Member’s share of Company Minimum Gain and Member Minimum Gain, computed immediately prior to the hypothetical sale of assets, and the amount any such Member is treated as obligated to contribute to the Company, computed immediately after the hypothetical sale of assets.

Section 4.2 Special Allocations. The following allocations shall be made in the following order:

(a)

Nonrecourse Deductions for any Fiscal Year or other taxable period shall be specially allocated to the Members on a pro rata basis, in accordance with the number of Units owned by each Member as of the last day of such Fiscal Year or other taxable period. The amount of Nonrecourse Deductions for a Fiscal Year or other taxable period shall equal the excess, if any, of the net increase, if any, in the amount of Company Minimum Gain during that Fiscal Year or other taxable period over the aggregate amount of any distributions during that Fiscal Year or other taxable period of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain, determined in accordance with the provisions of Treasury Regulations Section 1.704-2(d).

(b)

Any Member Nonrecourse Deductions for any Fiscal Year or other taxable period shall be specially allocated to the Member who bears Economic Risk of Loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i). If more than one Member bears the Economic Risk of Loss for such Member Nonrecourse Debt, the Member Nonrecourse Deductions attributable to such Member Nonrecourse Debt shall be allocated among the Members according to the ratio in which they bear the Economic Risk of Loss. This Section 4.2(b) is intended to comply with the provisions of Treasury Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.

(c)

Notwithstanding any other provision of this Agreement to the contrary, if there is a net decrease in Company Minimum Gain during any Fiscal Year or other taxable period (or if there was a net decrease in Company Minimum Gain for a prior Fiscal Year or other taxable period and the Company did not have sufficient amounts of income and gain during prior periods to allocate among the Members under this Section 4.2(c)), each Member shall be specially allocated items of Company income and gain for such Fiscal Year or other taxable period in an amount equal to such Member’s share of the net decrease in Company Minimum Gain during such year (as determined pursuant to Treasury Regulations Section 1.704-2(g)(2)). This Section 4.2(c) is intended to constitute a minimum gain chargeback under Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(d)

Notwithstanding any other provision of this Agreement except Section 4.2(c), if there is a net decrease in Member Minimum Gain during any Fiscal Year or other taxable period (or if there was a net decrease in Member Minimum Gain for a prior Fiscal Year or other taxable period and the Company did not have sufficient amounts of income and gain during prior periods to allocate among the Members under this Section 4.2(d)), items of income and gain shall be allocated to each Member in an amount equal to such Member’s share of the net decrease in Member Minimum Gain (as determined pursuant to Treasury Regulations Section 1.704-2(i)(4)). This Section 4.2(d) is intended to constitute a partner nonrecourse debt minimum gain chargeback under Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(e)

Notwithstanding any provision hereof to the contrary except Section 4.2(a) and Section 4.2(b), no Losses or other items of loss or expense shall be allocated to any Member to the extent that such allocation would cause such Member to have an Adjusted Capital Account Deficit (or increase any existing Adjusted Capital Account Deficit) at the end of such Fiscal Year or other taxable period. All Losses and other items of loss and expense in excess of the limitation set forth in this Section 4.2(e) shall be allocated to the Members who do not have an Adjusted Capital Account Deficit in proportion to their relative positive Capital Accounts but only to the extent that such Losses and other items of loss and expense do not cause any such Member to have an Adjusted Capital Account Deficit.

(f)

Notwithstanding any provision hereof to the contrary except Section 4.2(c) and Section 4.2(d), in the event any Member unexpectedly receives any adjustment, allocation or distribution described in paragraph (4), (5) or (6) of Treasury Regulations Section 1.704-1(b)(2)(ii)(d), items of income and gain (consisting of a pro rata portion of each item of income, including gross income, and gain for the Fiscal Year or other taxable period) shall be specially allocated to such Member in an amount and manner sufficient to eliminate any Adjusted Capital Account Deficit of that Member as quickly as possible; provided that an allocation pursuant to this Section 4.2(f) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article IV have been tentatively made as if this Section 4.2(f) were not in this Agreement. This Section 4.2(f) is intended to constitute a qualified income offset under Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(g)

If any Member has a deficit balance in its Capital Account at the end of any Fiscal Year or other taxable period that is in excess of the sum of (i) the amount that such Member is obligated to restore and (ii) the amount that the Member is deemed to be obligated to restore pursuant to the penultimate sentence of Treasury Regulations Sections 1.704-2(g)(1) and (i)(5), that Member shall be specially allocated items of Company income and gain and Simulated Gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 4.2(g) shall be made only if and to the extent that such Member would have a deficit balance in its Capital Account in excess of such sum after all other allocations provided for in this Article IV have been made as if Section 4.2(f) and this Section 4.2(g) were not in this Agreement.

(h)

To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Sections 734(b) of the Code (including any such adjustments pursuant to Treasury Regulations Section 1.734-2(b)(1)) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution to any Member in complete liquidation of such Member’s Interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such item of gain or loss shall be allocated to the Members in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) if such Treasury Regulation section applies or to the Member to whom such distribution was made if Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(i)

Simulated Depletion for each Depletable Property, and Simulated Loss for Depletable Property upon the disposition of such Depletable Property, shall be allocated among the Members in proportion to their shares of Simulated Basis in such Depletable Property.

(j)

The allocations set forth in Sections 4.2(a) through Section 4.2(i) (the “Regulatory Allocations”) are intended to comply with certain requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding any other provision of this Article IV (other than the Regulatory Allocations), the Regulatory Allocations (and anticipated future Regulatory Allocations) shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocation of other items and the Regulatory Allocations to each Member should be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred. This Section 4.2(j) is intended to minimize to the extent possible and to the extent necessary any economic distortions which may result from application of the Regulatory Allocations and shall be interpreted in a manner consistent therewith.

(k)

Items of income, gain, loss, expense or credit resulting from a Covered Audit Adjustment shall be allocated to the Members in accordance with the applicable provisions of the Partnership Tax Audit Rules.

Section 4.3 Allocations for Tax Purposes in General.

(a)

Except as otherwise provided in this Section 4.3 or Section 4.4, each item of income, gain, loss and deduction of the Company for U.S. federal income tax purposes shall be allocated among the Members in the same manner as such item is allocated under Sections 4.1 and 4.2.

(b)

In accordance with Section 704(c) of the Code and the Treasury Regulations thereunder (including the Treasury Regulations applying the principles of Section 704(c) of the Code to changes in Gross Asset Values), items of income, gain, loss and deduction with respect to any Company property having a Gross Asset Value that differs from such property’s adjusted U.S. federal income tax basis shall, solely for U.S. federal income tax purposes, be allocated among the Members to account for any such difference using such method or methods determined by the Company Representative to be appropriate and in accordance with the applicable Treasury Regulations; provided, that the Company Representative will use the “traditional method with curative allocations,” with the curative allocations applied only to sale gain, under Treasury Regulations Section 1.704-3(c) with respect to the assets owned by the Company at the time of the IPO.

(c)

Any (i) recapture of depreciation or any other item of deduction shall be allocated, in accordance with Treasury Regulations Sections 1.1245-1(e) and 1.1254-5, to the Members who received the benefit of such deductions to the maximum extent permissible by Law, and (ii) recapture of grants or credits shall be allocated to the Members in accordance with applicable Law.

(d)	Tax credits of the Company shall be allocated among the Members as provided in Treasury Regulations Section 1.704-1(b)(4)(ii) and 1.704(b)(4)(viii).

(e)

Allocations pursuant to this Section 4.3 are solely for purposes of U.S. federal, state and local taxes and shall not affect or in any way be taken into account in computing any Member’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

(f)

If, as a result of an exercise of a Non-Compensatory Option to acquire an interest in the Company, a Capital Account reallocation is required under Treasury Regulations Section 1.704-1(b)(2)(iv)(s)(3), the Company shall make corrective allocations pursuant to Treasury Regulations Section 1.704-1(b)(4)(x).

Section 4.4 Income Tax Allocations with Respect to Depletable Properties.

(a)

Cost and percentage depletion deductions with respect to any Depletable Property shall be computed separately by the Members rather than the Company. For purposes of such computations, the U.S. federal income tax basis of each Depletable Property shall be allocated to each Member pro rata, in accordance with the number of Units owned by such Member as of the time such Depletable Property is acquired by the Company (and any additions to such U.S. federal income tax basis resulting from expenditures required to be capitalized in such basis shall be allocated among the Members in a manner designed to cause the Members’ proportionate shares of such adjusted U.S. federal income tax basis to be in accordance with their proportionate ownership of Units as determined at the time of any such additions), and shall be reallocated among the Members pro rata, in accordance with the number of Units owned by such Member as determined immediately following the occurrence of an event giving rise to an adjustment to the Gross Asset Values of the Company’s Depletable Properties pursuant to clause (b) of the definition of Gross Asset Value.

(b)

For purposes of the separate computation of gain or loss by each Member on the taxable disposition of Depletable Property, the amount realized from such disposition shall be allocated (i) first, to the Members in an amount equal to the Simulated Basis in such Depletable Property in proportion to their allocable shares thereof and (ii) second, any remaining amount realized shall be allocated consistent with the allocation of Simulated Gains.

(c)

The allocations described in this Section 4.4 are intended to be applied in accordance with the Members’ “interests in partnership capital” under Section 613A(c)(7)(D) of the Code; provided that the Members understand and agree that the Company Representative may authorize special allocations of federal income tax basis, income, gain, deduction or loss, as computed for federal income tax purposes, in order to eliminate differences between Simulated Basis and adjusted U.S. federal income tax basis with respect to Depletable Properties, in such manner as determined consistent with the principles outlined in Section 4.3(b). The provisions of this Section 4.4(c) and the other provisions of this Agreement relating to allocations under Section 613A(c)(7)(D) of the Code are intended to comply with Treasury Regulations Section 1.704-1(b)(4)(v) and shall be interpreted and applied in a manner consistent with such Treasury Regulations.

(d)

Each Member, with the assistance of the Company, shall separately keep records of its share of the adjusted tax basis in each Depletable Property, adjust such share of the adjusted tax basis for any cost or percentage depletion allowable with respect to such property and use such adjusted tax basis in the computation of its cost depletion or in the computation of its gain or loss on the disposition of such property by the Company. Upon the reasonable request of the Company, each Member shall advise the Company of its adjusted tax basis in each Depletable Property and any depletion computed with respect thereto, both as computed in accordance with the provisions of this subsection for purposes of allowing the Company to make adjustments to the tax basis of its assets as a result of certain transfers of interests in the Company or distributions by the Company. The Company may rely on such information and, if it is not provided by the Member, may make such reasonable assumptions as it shall determine with respect thereto.

Section 4.5 Other Allocation Rules.

(a)

The Members are aware of the income tax consequences of the allocations made by this Article IV and the economic impact of the allocations on the amounts receivable by them under this Agreement. The Members hereby agree to be bound by the provisions of this Article IV in reporting their share of Company income and loss for income tax purposes.

(b)

The provisions regarding the establishment and maintenance for each Member of a Capital Account and the allocations set forth herein are intended to comply with the Treasury Regulations and to reflect the intended economic entitlement of the Members. If the Company Representative determines, that the application of these provisions would result in non-compliance with the Treasury Regulations or would be inconsistent with the intended economic entitlement of the Members, the Company Representative is authorized to make any appropriate adjustments to such provisions.

(c)

All items of income, gain, loss, deduction and credit allocable to an interest in the Company that may have been Transferred shall be allocated between the Transferor and the Transferee in accordance with a method determined by the Company Representative and permissible under Section 706 of the Code and the Treasury Regulations thereunder.

(d)

The Members’ proportionate shares of the “excess nonrecourse liabilities” of the Company, within the meaning of Treasury Regulations Section 1.752-3(a)(3), shall be allocated to the Members on a pro rata basis, in accordance with the number of Units owned by each Member.

ARTICLE V

DISTRIBUTIONS

Section 5.1 Distributions.

(a)

Distributions. To the extent permitted by applicable Law and this Agreement, and except as otherwise provided in Section 10.3, distributions to Members may be declared by the Managing Member out of funds legally available therefor in such amounts and on such terms (including the payment dates of such distributions) as the Managing Member shall determine using such record date as the Managing Member may designate; any such distribution shall be made to the Members as of the close of business on such record date on a pro rata basis (except that, for the avoidance of doubt, repurchases or redemptions made in accordance with Section 3.1(f) or payments made in accordance with Sections 6.4 or 6.9 need not be on a pro rata basis), in accordance with the number of Units owned by each Member as of the close of business on such record date; provided that the Managing Member shall have the obligation to make distributions as set forth in Sections 5.2 and 10.3(b)(iii); and provided further that, notwithstanding any other provision herein to the contrary, no distributions shall be made to any Member to the extent such distribution would render the Company insolvent or violate the TBOC. For purposes of the foregoing sentence, insolvency means the inability of the Company to meet its payment obligations when due as determined by the Managing Member in its Good Faith and reasonable discretion. Promptly following the designation of a record date and the declaration of a distribution pursuant to this Section 5.1, the Managing Member shall give notice to each Member of the record date, the amount and the terms of the distribution and the payment date thereof.

(b)

Successors. For purposes of determining the amount of distributions, each Member shall be treated as having made the Capital Contributions and as having received the distributions made to or received by its predecessors in respect of any of such Member’s Units.

(c)

Distributions In-Kind. Except as otherwise provided in this Agreement, any distributions may be made in cash or in kind, or partly in cash and partly in kind, as determined by the Managing Member. To the extent that the Company distributes property in-kind to the Members, the Company shall be treated as making a distribution equal to the Fair Market Value of such property for purposes of Section 5.1(a) and such property shall be treated as if it were sold for an amount equal to its Fair Market Value. Any resulting gain or loss shall be allocated to the Member’s Capital Accounts in accordance with Sections 4.1 and 4.2.

Section 5.2 Tax-Related Distributions. The Company shall, subject to any restrictions contained in any agreement to which the Company is bound, advance distributions out of legally available funds to all Members on a pro rata basis in accordance with Section 5.1, at such times and in such amounts as the Managing Member reasonably determines is necessary to enable the PubCo Holdings Group, in the aggregate, to timely satisfy any and all U.S. federal, state and local and non-U.S. tax obligations (including any Company Level Taxes, but excluding any obligations to remit any withholdings withheld from payments to third parties) owed by the PubCo Holdings Group, in the aggregate. If the PubCo Holdings Group receives a distribution described in this Section 5.2, the Company shall use commercially reasonably efforts to make any such distributions to all Members on a pro rata basis, in accordance with the number of Units owned by each Member.

Section 5.3 Distribution Upon Withdrawal. Section 101.205 of the TBOC shall not apply to any withdrawal, and no withdrawing Member shall be entitled to receive any distribution or the value of such Member’s Interest in the Company as a result of withdrawal from the Company prior to the liquidation, dissolution or termination of the Company, except as specifically provided in this Agreement.

Section 5.4 Issuance of New Equity Securities. This Article V shall be subject to and, to the extent necessary, amended to reflect the issuance by the Company of any additional Equity Securities.

ARTICLE VI

MANAGEMENT

Section 6.1 The Managing Member; Fiduciary Duties.

(a)

PubCo shall be the sole Managing Member of the Company. Except as otherwise required by Law, (i) the Managing Member shall have full and complete charge of all affairs of the Company, (ii) the management and control of the Company’s business activities and operations shall rest exclusively with the Managing Member, and the Managing Member shall make all decisions regarding the business, activities and operations of the Company (including the incurrence of costs and expenses) without the consent of any other Member and (iii) the Members other than the Managing Member (in their capacity as such) shall not participate in the control, management, direction or operation of the activities or affairs of the Company and shall have no power to act for or bind the Company. The Managing Member shall not be compensated for its services as Managing Member of the Company except as expressly provided in this Agreement or approved by a majority in interest of the Members.

(b)

In connection with the performance of its duties as the Managing Member of the Company, except as otherwise set forth herein, including Section 6.1(c) and Section 7.4, the Managing Member will owe to the Company and the Members the same fiduciary duties as it would owe to a Texas corporation and the stockholders thereof, respectively, if it were a member of the board of directors of such a corporation and the Members were stockholders of such a corporation, provided that nothing in this Agreement shall limit the effect of Section 101.256 of the TBOC. The Members acknowledge that the Managing Member will take action through its board of directors, and that the members of the Managing Member’s board of directors will owe comparable fiduciary duties to the stockholders of the Managing Member.

(c)

Any resolution or course of action by the Managing Member in respect of any conflict of interest shall be permitted and deemed approved by all Members, and shall not constitute a breach of this Agreement, of any agreement contemplated herein, or of any duty stated or implied by Law or equity, including any fiduciary duty, if the resolution or course of action in respect of such conflict of interest is resolved by the Managing Member through the procedures set forth in, and in accordance with, Section 6.4 of the PubCo Agreement. If Special Approval (as such term is defined in the PubCo Agreement) is not sought and the Managing Member approved the resolution or course of action taken with respect to a conflict of interest pursuant to either of the standards set forth in clauses (iii) or (iv) of Section 6.4(a) of the PubCo Agreement, then it shall be presumed that, in making its decision, the Managing Member acted in accordance with any and all of its duties, whether express or implied, in equity or otherwise, and in any proceeding brought by any Person challenging such approval, the Person bringing or prosecuting such proceeding shall have the burden of overcoming such presumption. Notwithstanding anything to the contrary in this Agreement, the existence of the conflicts of interest described in the Registration Statement (as such term is defined in the PubCo Agreement) are hereby approved by all Members and shall not constitute a breach of this Agreement or of any duty otherwise existing at law, inequity or otherwise. Nothing in this Section 6.1(c) or otherwise in this Agreement shall limit the effect of Section 101.255 of the TBOC.

(d)

Notwithstanding Section 6.1(c), any transaction, agreement or arrangement between the Company, on the one hand, and any member of the PubCo Holdings Group or any Affiliate thereof (other than any wholly owned Subsidiary of the Company), on the other hand, that (i) would result in a distribution or transfer of assets of the Company having a fair market value in excess of 5% of the Company’s total assets or (ii) would materially and disproportionately affect the rights of Members other than members of the PubCo Holdings Group, shall require the prior approval of Members (other than members of the PubCo Holdings Group) holding a majority of the Units held by all Members other than members of the PubCo Holdings Group.

Section 6.2 Officers.

(a)

The Managing Member may appoint, employ or otherwise contract with any Person for the transaction of the business of the Company or the performance of services for or on behalf of the Company, and the Managing Member may delegate to any such Persons such authority to act on behalf of the Company as the Managing Member may from time to time deem appropriate.

(b)

Except as set forth herein, the Managing Member may appoint one or more Officers (each, an “Officer”) at any time, and the Officers may include a president, one or more vice presidents, a secretary, one or more assistant secretaries, a chief executive officer, a chief financial officer, a general counsel, a treasurer, one or more assistant treasurers, a chief operating officer, an executive chairman, and any other officers that the Managing Member deems appropriate. Except as set forth herein, the Officers will serve at the pleasure of the Managing Member, subject to all rights, if any, of such Officer under any contract of employment. Any individual may hold any number of offices, and an Officer may, but need not, be a Member of the Company.

(c)

Subject to this Agreement and to the rights, if any, of an Officer under a contract of employment, any Officer may be removed, either with or without cause, by the Managing Member. Any Officer may resign at any time by giving written notice to the Managing Member. Any resignation will take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation will not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the Officer is a party. A vacancy in any office because of death, resignation, removal, disqualification or any other cause will be filled in the manner prescribed in this Agreement for regular appointments to that office.

(d)

Unless the Managing Member decides otherwise, if an Officer’s title is one commonly used for an officer of a Texas corporation, the assignment of such title shall constitute the delegation to such Officer of the authority and duties that are normally associated with that office if such Officer held such office for a Texas corporation, subject to any restrictions on such authority imposed by the Managing Member. In connection with the performance of their duties as Officers, the Officers shall owe to the Company and the Members the same fiduciary duties as they would owe if the Company was a Texas corporation and the Members were stockholders thereof, except as otherwise set forth herein, including Section 6.1(c) and Section 7.4, provided that nothing in this Agreement shall limit the effect of Section 101.256 of the TBOC.

Section 6.3 Warranted Reliance on Others. In exercising their authority and performing their duties under this Agreement, the Managing Member and the Officers shall be entitled to rely on information, opinions, reports, or statements of the following Persons or groups unless they have actual knowledge concerning the matter in question that would cause such reliance to be unwarranted:

(a)	one or more employees or other agents of the Company or subordinates whom the Managing Member or Officer believes to be reliable and competent in the matters presented; and

(b)

any attorney, public accountant, financial advisor, investment banker or other Person as to matters which the Managing Member or Officer believes to be within such Person’s professional or expert competence.

Section 6.4 Indemnification.

(a)

The Company shall indemnify and hold harmless, to the fullest extent permitted by applicable Law as it presently exists or may hereafter be amended (provided that no such amendment shall limit a Covered Person’s rights to indemnification hereunder with respect to any actions or events occurring prior to such amendment), any Person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he, or a Person for whom he is the legal representative, is or was (w) a Person entitled to indemnification under the Existing LLC Agreement, (x) a Member, an Officer, or acting as the Managing Member or Company Representative or, while the Managing Member, entitled to indemnification under the Existing LLC Agreement, (y) a Member, an Officer, or acting as the, Managing Member or Company Representative, or (z) is or was serving at the request of the Company as a member, director, officer, trustee, employee or agent of another limited liability company or of a corporation, partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (each, a “Covered Person”), whether the basis of such Proceeding is an alleged action or failure to take action in an official capacity as a member, director, officer, trustee, employee or agent, or in any other capacity while serving as a member, director, officer, trustee, employee or agent, against all expenses, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement), reasonably incurred or suffered by such Covered Person in connection with such Proceeding. The Company shall, to the fullest extent not prohibited by applicable Law as it presently exists or may hereafter be amended (provided that no such amendment shall limit a Covered Person’s rights to indemnification hereunder with respect to any actions or events occurring prior to such amendment), pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition; provided that such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered

Person to repay all amounts advanced if it should be ultimately determined by final judicial decision from which there is no further right to appeal that the Covered Person is not entitled to be indemnified under this Section 6.4 or otherwise. The rights to indemnification and advancement of expenses under this Section 6.4 shall be contract rights and such rights shall continue as to a Covered Person who has ceased to be a member, director, officer, trustee, employee or agent and shall inure to the benefit of his heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 6.4, except for Proceedings to enforce rights to indemnification and advancement of expenses, the Company shall indemnify and advance expenses to a Covered Person in connection with a Proceeding (or part thereof) initiated by such Covered Person only if such Proceeding (or part thereof) was authorized by the Managing Member.

(b)

To the fullest extent permitted by applicable Law, no Covered Persons shall be liable to the Company, any Subsidiary, any director, any Officer, any Member or any holder of any equity interest in the Company or any Subsidiary by virtue of being an Covered Person or for any acts or omissions in his capacity as a Covered Person or otherwise in connection with this Agreement or the business and affairs of the Company and its Subsidiaries.

Section 6.5 Maintenance of Insurance or Other Financial Arrangements. In compliance with applicable Law, the Company (with the approval of the Managing Member) may purchase and maintain insurance or make other financial arrangements on behalf of any Person who is or was a Member, employee or agent of the Company, or at the request of the Company is or was serving as a manager, director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, for any Liability asserted against such Person and Liability and expenses incurred by such Person in such Person’s capacity as such, or arising out of such Person’s status as such, whether or not the Company has the authority to indemnify such Person against such Liability and expenses.

Section 6.6 Resignation or Termination of Managing Member. PubCo shall not, by any means, resign as, cease to be or be replaced as Managing Member except in compliance with this Section 6.6. No termination or replacement of PubCo as Managing Member shall be effective unless proper provision is made, in compliance with this Agreement, so that the obligations of PubCo, its successor (if applicable) and any new Managing Member and the rights of all Members under this Agreement and applicable Law remain in full force and effect. No appointment of a Person other than PubCo (or its successor, as applicable) as Managing Member shall be effective unless PubCo (or its successor, as applicable) and the new Managing Member (as applicable) provide all other Members with contractual rights, directly enforceable by such other Members against PubCo (or its successor, as applicable) and the new Managing Member (as applicable), to cause (a) PubCo to comply with all its obligations under this Agreement (including its obligations under Section 3.6) other than those that must necessarily be taken in its capacity as Managing Member and (b) the new Managing Member to comply with all the Managing Member’s obligations under this Agreement.

Section 6.7 No Inconsistent Obligations. The Managing Member represents that it does not have any contracts, other agreements, duties or obligations that are inconsistent with its duties and obligations (whether or not in its capacity as Managing Member) under this Agreement and covenants that, except as permitted by Section 6.1, it will not enter into any contracts or other agreements or undertake or acquire any other duties or obligations that are inconsistent with such duties and obligations.

Section 6.8 Reclassification Events of PubCo. If a Reclassification Event occurs, the Managing Member or its successor, as the case may be, shall, as and to the extent necessary, amend this Agreement in compliance with Section 11.1, and enter into any necessary supplementary or additional agreements, to ensure that, following the effective date of the Reclassification Event: (a) the redemption rights of holders of Units set forth in Section 3.6 provide that each Unit (together with the surrender and delivery of one Class B Share) is redeemable for the same amount and same type of property, securities or cash (or combination thereof) that one Class A Share becomes exchangeable for or converted into as a result of the Reclassification Event and (b) PubCo or the successor to PubCo, as applicable, is obligated to deliver such property, securities or cash upon such redemption. PubCo shall not consummate or agree to consummate any Reclassification Event unless the successor Person, if any, becomes obligated to comply with the obligations of PubCo (in whatever capacity) under this Agreement.

Section 6.9 Certain Costs and Expenses. The Company shall (a) pay, or cause to be paid, all costs, fees, operating expenses and other expenses of the Company and its Subsidiaries (including the costs, fees and expenses of attorneys, accountants or other professionals and the compensation of all personnel providing services to the Company and its Subsidiaries) incurred in pursuing and conducting, or otherwise related to, the activities of the Company and (b) at the direction of the Managing Member, reimburse the Managing Member for any costs, fees or expenses incurred by it in connection with serving as the Managing Member. To the extent that the Managing Member determines that any costs, fees or expenses of any member of the PubCo Holdings Group are related to the business and affairs of the Company or of the Managing Member that are conducted through the Company and/or its Subsidiaries (including expenses that relate to the business and affairs of the Company and/or its Subsidiaries and that also relate to other activities of the Managing Member or any other member of the PubCo Holdings Group), the Managing Member may cause the Company to pay or bear all expenses of such member of the PubCo Holdings Group, including, without limitation, costs of securities offerings not borne directly by Members, board of directors compensation and meeting costs, costs of periodic reports to stockholders of PubCo, litigation costs and damages arising from litigation, accounting and legal costs, and where any member of the PubCo Holdings Group pays or bears any expenses or any other obligations of the Company or its Subsidiaries through the transfer or forfeiture by such member of the PubCo Holdings Group of any Units or other Equity Securities of the Company (or Equity Securities of any other member(s) of the PubCo Holdings Group that directly or indirectly owns Equity Securities of the Company), in which case the Managing Member shall be deemed to automatically cause the Company to issue to such member of the PubCo Holdings Group (and the Company shall be deemed to have automatically issued to such member of the PubCo Holdings Group without further action or agreement) a number of Units or such other Equity Securities equal to the number of Units or other Equity Securities, as applicable, transferred or forfeited (or held directly or indirectly by the other member(s) of the PubCo Holdings Group whose Equity Securities were transferred or forfeited); provided that the Company shall not pay or bear any income tax obligations of any member of the PubCo Holdings Group. In the event that (i) Class A Shares or other Equity Securities of PubCo are sold to underwriters in any Public Offering after the Effective Time, in each case, at a price per share that is lower than the price per share for which such Class A Shares or other Equity Securities of PubCo are sold to the public in such Public Offering after taking into account any Discounts and (ii) the proceeds from such Public Offering are used to fund the Cash Election Amount for any Redeemed Units or otherwise contributed to the Company, the Company shall reimburse the applicable member of the PubCo Holdings Group for such Discount by treating such Discount as an additional Capital Contribution made by the relevant member of the PubCo Holdings Group to the Company, with the Company issuing Units in respect of such deemed Capital Contribution in accordance with Section 3.6(b)(ii), and increasing such member’s Capital Account by the amount of such Discount. For the avoidance of doubt, any payments made to or on behalf of the Managing Member or any other member of the PubCo Holdings Group pursuant to this Section 6.9 shall not be treated as a distribution pursuant to Section 5.1(a) but shall instead be treated as an expense of the Company. Consequently, except as otherwise required by applicable Law, notwithstanding anything else in this Agreement, the Members and the Company agree that, for U.S. federal and applicable state and local income tax purposes, any payment or other satisfaction (including by way of transfer or forfeiture of Equity Securities) by any member of the PubCo Holdings Group of any expenses or any other obligations of the Company or its Subsidiaries, together with the reimbursement by the Company to the relevant member of the PubCo Holdings Group in accordance with the second sentence of this paragraph, is intended to be treated as though the Company paid the relevant expense or other obligation (including by way of deemed issuance of Units or other Equity Securities of the Company, where applicable) directly to the relevant creditor or other payee in direct satisfaction of the Company’s (or its Subsidiary’s) own obligation.

ARTICLE VII

ROLE OF MEMBERS

Section 7.1 Rights or Powers. Other than the Managing Member, the Members, acting in their capacity as Members, shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way. Notwithstanding the foregoing, the Members have all the rights and powers specifically set forth in this Agreement and, to the extent not inconsistent with this Agreement, in the TBOC. A Member, any Affiliate thereof or an employee, stockholder, agent, director or officer of a Member or any Affiliate thereof, may also be an employee or be retained as an agent of the Company. The existence of these relationships and acting in such capacities will not result in the Member (other than the Managing Member) being deemed to be participating in the control of the business of the Company or otherwise affect the limited liability of the Member. Except as specifically provided herein, a Member (other than the Managing Member) shall not, in its capacity as a Member, take part in the operation, management or control of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company.

Section 7.2 Voting.

(a)

Meetings of the Members of the Company may be called upon the written request of Members holding at least fifty percent (50%) of the outstanding Units. Such request shall state the location of the meeting and the nature of the business to be transacted at the meeting. Written notice of any such meeting shall be given to all Members not less than two (2) Business Days and not more than thirty (30) days prior to the date of such meeting. Members may vote in person, by proxy or by telephone at any meeting of the Members and may waive advance notice of such meeting. Whenever the vote or consent of Members is permitted or required under this Agreement, such vote or consent may be given at a meeting of the Members or may be given in accordance with the procedure prescribed in this Section 7.2. Except as otherwise expressly provided in this Agreement, the affirmative vote of the Members holding a majority of the outstanding Units shall constitute the act of the Members.

(b)

Each Member may authorize any Person or Persons to act for it by proxy on all matters in which such Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by such Member or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it.

(c)	Each meeting of Members shall be conducted by an Officer designated by the Managing Member or such other natural Person as the Managing Member deems appropriate.

(d)

On any matter that is to be voted on, consented to or approved by Members, the Members may take such action without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the Members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted.

Section 7.3 Various Capacities. The Members acknowledge and agree that the Members or their Affiliates will from time to time act in various capacities, including as a Member and as the Company Representative.

Section 7.4 Outside Activities. To the fullest extent permitted by applicable Law, the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to any Member, any of their respective Affiliates, or any of their respective officers, directors, agents, shareholders, members, and partners (each, an “Opportunities Exempt Party”). The Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, or right to be offered an opportunity to participate in, any business opportunity which may be available to or known by an Opportunities Exempt Party. No Opportunities Exempt Party who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Company or any of its Subsidiaries shall have any duty to communicate or offer such opportunity to the Company. No Opportunities Exempt Party shall have any obligation hereunder, or as a result of any duty expressed or implied by Law, to present, offer or communicate business opportunities to the Members, the Company or its Affiliates that may become available to or known by such Opportunities Exempt Party; provided that such Opportunities Exempt Party may not engage in such business opportunities using confidential or proprietary information provided by or on behalf of the Company or any of its Subsidiaries to such Opportunities Exempt Party. No amendment or repeal of this Section 7.4 shall apply to or have any effect on the liability or alleged liability of any Opportunities Exempt Party for or with respect to any opportunities of which any such Opportunities Exempt Party becomes aware prior to such amendment or repeal. Any Person purchasing or otherwise acquiring any interest in any Units shall be deemed to have notice of and consented to the provisions of this Section 7.4. Neither the alteration, amendment or repeal of this Section 7.4, nor the adoption of any provision of this Agreement inconsistent with this Section 7.4, shall eliminate or reduce the effect of this Section 7.4 in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Section 7.4, would accrue or arise, prior to such alteration, amendment, repeal or adoption. The Members expressly acknowledge and agree that, subject to the terms of any other agreement to which they may be bound, notwithstanding any duty otherwise existing at Law or in equity the Members and their respective Affiliates are permitted to have, and may presently or in the future have, investments or other business relationships with entities engaged in the business of the Company or any of its Subsidiaries other than through the Company or any of its Subsidiaries. Without limiting the other provisions of this Agreement and except as otherwise set forth herein, no Member shall owe any fiduciary duties to the Company or any other Member or any other Person bound by this Agreement with respect to actions taken by such Member in such Member’s capacity as such.

ARTICLE VIII

TRANSFERS OF INTERESTS

Section 8.1 Restrictions on Transfer.

(a)

Except as provided in Section 3.6 or this Article VIII, no Member shall Transfer all or any portion of its Interest (including any Units or other Equity Securities in the Company) without the Managing Member’s prior written consent. If, notwithstanding the provisions of this Section 8.1(a), all or any portion of a Member’s Interests are Transferred in violation of this Section 8.1(a), involuntarily, by operation of Law or otherwise, then without limiting any other rights and remedies available to the other parties under this Agreement or otherwise, the Transferee of such Interest (or portion thereof) shall not be admitted to the Company as a Member or be entitled to any rights as a Member hereunder, and the Transferor will continue to be bound by all obligations hereunder, unless and until the Managing Member consents in writing to such admission. Any attempted or purported Transfer of all or a portion of a Member’s Interests in violation of this Section 8.1(a) shall be null and void and of no force or effect whatsoever. Notwithstanding anything herein to the contrary, no Class B Shares may be Transferred unless a corresponding number of Units are Transferred therewith to the same Person receiving such Class B Shares in accordance with this Agreement.

(b)

Notwithstanding Section 8.1(a), without the Managing Member’s consent, a Member may Transfer all or a portion of its Units (together with the same number of Class B Shares) to a Permitted Transferee. In the case of multiple immediately successive Transfers, the provisions of this Section 8.1(b) shall apply mutatis mutandis to any Permitted Transferee as though such Permitted Transferee were admitted as a Member.

(c)

In addition to any other restrictions on Transfer herein contained, including the provisions of this Article VIII, in no event may any Transfer or assignment of Interests (including any Units or other Equity Securities in the Company) by any Member be made (i) to any Person who lacks the legal right, power or capacity to own Interests; (ii) to any Person who is not a “U.S. Person” (within the meaning of Section 7701(a)(30) of the Code); (iii) if such Transfer (A) would be considered to be effected on or through an “established securities market” or a “secondary market or the substantial equivalent thereof,” as such terms are used in Treasury Regulations Section 1.7704-1, (B) would result in the Company having more than 100 partners, within the meaning of Treasury Regulations Section 1.7704-1(h)(1) (determined taking into account the rules of Treasury Regulations Section 1.7704-1(h)(3)), or (C) would present an undue risk that the Company be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code or a successor provision or otherwise become taxable as a corporation pursuant to the Code or successor of the Code; (iv) if such Transfer would cause the Company to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in Section 3 (14) of ERISA) or a “disqualified person” (as defined in Section 4975(e)(2) of the Code); (v) if such Transfer would, in the opinion of counsel to the Company, cause any portion of the assets of the Company to constitute assets of any employee benefit plan pursuant to the Plan Asset Regulations or otherwise cause the Company to be subject to regulation under ERISA; (vi) if such Transfer requires the registration of such Interests or any Equity Securities issued upon any exchange of such Interests, pursuant to any applicable U.S. federal or state securities Laws; or (vii) if such Transfer subjects the Company to regulation under the Investment Company Act or the Investment Advisors Act of 1940, as amended (or any succeeding Laws). Any attempted or purported Transfer of all or a portion of a Member’s Interests in violation of this Section 8.1(c) shall be null and void and of no force or effect whatsoever.

Section 8.2 Notice of Transfer.

(a)

Other than in connection with Transfers made pursuant to Section 3.6, each Member shall, after complying with the provisions of this Agreement, but in any event at least ten Business Days following any Transfer of Interests, give written notice to the Company of such Transfer. Each such notice shall describe the manner and circumstances of the Transfer.

(b)

A Member making a Transfer (including a deemed Transfer for U.S. federal income tax purposes as described in Section 3.6(a)(v)) permitted by this Agreement shall (i) (A) at least five Business Days prior to such Transfer, deliver to the Company an affidavit of non-foreign status with respect to such Member that satisfies the requirements of Section 1446(f)(2) of the Code, or (B) no more than 15 Business Days following such Transfer, provide to the Company proof that the transferee Member has properly withheld and remitted to the Internal Revenue Service the amount of tax required to be withheld upon the Transfer by Section 1446(f) of the Code, and (ii) at least five Business Days prior to such Transfer, deliver to the Company a properly completed and executed IRS Form W-9 (dated no earlier than 20 days prior to the Transfer) with respect to such transferee Member.

Section 8.3 Transferee Members. A Transferee of Interests (including any Units or other Equity Securities in the Company) pursuant to this Article VIII shall have the right to become a Member only if (a) the requirements of this Article VIII are met, (b) such Transferee executes an instrument reasonably satisfactory to the Managing Member agreeing to be bound by the terms and provisions of this Agreement and assuming all of the Transferor’s then existing and future Liabilities arising under or relating to this Agreement, (c) such Transferee represents that the Transfer was made in accordance with this Agreement and all applicable securities Laws, and such other reasonable representations as reasonably requested by the Managing Member, (d) the Transferor or Transferee shall have reimbursed the Company for all reasonable expenses (including attorneys’ fees and expenses) of any Transfer or proposed Transfer of all or a portion of a Member’s Interest, whether or not consummated, or (e) if such Transferee is a natural person and such Transferee and his or her spouse is a resident of a community property jurisdiction, then such Transferee’s spouse shall also execute an instrument reasonably satisfactory to the Managing Member agreeing to be bound by the terms and provisions of this Agreement to the extent of his or her community property or quasi-community property interest, if any, in such Member’s Interest. Unless agreed to in writing by the Managing Member, the admission of a Member shall not result in the release of the Transferor from any Liability that the Transferor may have to each remaining Member or to the Company under this Agreement or any other Contract between the Managing Member, the Company or any of its Subsidiaries, on the one hand, and such Transferor or any of its Affiliates, on the other hand. Written notice of the admission of a Member shall be sent promptly by the Company to each remaining Member.

Section 8.4 Legend. Each certificate representing a Unit, if any, will be stamped or otherwise imprinted with a legend in substantially the following form (or if Units are issued in book-entry form, a notation in the following form will be maintained in the Company’s or Transfer Agent’s, as applicable, ownership ledger):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).

THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT.

THE TRANSFER AND VOTING OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE AMENDED AND RESTATED COMPANY AGREEMENT OF EAGLEROCK LAND OPERATING, LLC DATED AS OF MAY 15, 2026 AMONG THE MEMBERS LISTED THEREIN, AS IT MAY BE AMENDED, SUPPLEMENTED AND/OR RESTATED FROM TIME TO TIME, AND NO TRANSFER OF THESE SECURITIES WILL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER OF SUCH SECURITIES.”

ARTICLE IX

ACCOUNTING; CERTAIN TAX MATTERS

Section 9.1 Books of Account. The Managing Member shall keep or cause to be kept at the principal office of the Company appropriate books and records with respect to the Company’s business, including all books and records necessary to provide to the Members any information required pursuant to this Agreement. The books of the Company shall be maintained, for tax and financial reporting purposes, in accordance with U.S. GAAP. The Company shall permit each holder of at least five percent (5%) of the then outstanding Units and each of their respective designated representatives at such Member’s sole cost and expense to examine the books and records of the Company at the principal office of the Company or such other location as the Managing Member shall reasonably approve during normal business hours and upon reasonable notice for any purpose reasonably related to such Member’s interest as a member of the Company.

Section 9.2 Tax Elections.

(a)

The Company and any eligible Subsidiary shall make an election (or continue a previously made election) pursuant to Section 754 of the Code (and any similar provisions of applicable U.S. state or local Law) for the taxable year of the Company that includes the date hereof and shall not thereafter revoke such election. In addition, the Company shall make the following elections on the appropriate forms or tax returns, if permitted under the Code or applicable Law:

(i)	to adopt the calendar year as the Company’s Fiscal Year;

(ii)	to adopt the accrual method of accounting for U.S. federal income tax purposes;

(iii)	to elect to amortize the organizational expenses of the Company as permitted by Section 709(b) of the Code;

(iv)

except where the Company Representative elects to apply Section 9.5(e), to elect out of the application of the partnership-level audit and adjustment rules of the Partnership Tax Audit Rules by making an election under Section 6226(a) of the Code, commonly known as the “push out” election, or any analogous election under state or local tax Law, if applicable; and

(v)	except as otherwise provided herein, any other election the Company Representative may deem appropriate and in the best interests of the Company.

(b)	Upon request of the Company Representative, each Member shall cooperate in Good Faith with the Company in connection with the Company’s efforts to make any election pursuant to this Section 9.2.

Section 9.3 Tax Returns; Information. The Company Representative shall arrange for the preparation and timely filing of all income and other tax and informational returns of the Company at the sole cost and expense of the Company (except as set forth in Section 6.9). For any taxable period (or portion thereof) during which any 5% Owner held any direct or indirect interest (other than through PubCo) in the Company, the Company Representative shall provide to each 5% Owner: (a) within forty-five (45) days after the end of each taxable year, a copy of the Company’s draft of the U.S. federal income tax return of the Company, together with a draft Schedule K-1 for such 5% Owner’s review and comment, (b) before April 30th of the following year, a copy of each approved final U.S. federal income tax return for such taxable year, together with any statements and schedules (including final Schedule K-1) or other information which a Member may require in connection with such Member’s own tax affairs, and (c) within thirty (30) days after the end of the Company’s third fiscal quarter of each taxable year, with an estimate of such 5% Owner’s share of the Company’s taxable income for such taxable year as of the end of such fiscal quarter. The Company shall consider any comments to the U.S. federal income tax return of the Company or Schedule K-1 from the 5% Owners in Good Faith. Each Member acknowledges and agrees that such Member may be required to file tax returns on an extended basis. The Members agree to (a) take all actions reasonably requested by the Company or the Company Representative to comply with the Partnership Tax Audit Rules, including where applicable, filing amended returns as provided in Sections 6225 or 6226 of the Code and providing confirmation thereof to the Company Representative and (b) furnish to the Company (i) all reasonably requested certificates or statements relating to the tax matters of the Company (including without limitation an affidavit of non-foreign status pursuant to Section 1446(f)(2) of the Code), and (ii) all pertinent information in its possession relating to the Company’s operations that is reasonably necessary to enable the Company’s tax returns to be prepared and timely filed.

Section 9.4 Company Representative. The Managing Member is specially authorized and appointed to act as the Company Representative and to designate a “designated individual” in accordance with Treasury Regulations Section 301.6223-1(b)(3). The Company and the Members (including any Member designated as the Company Representative prior to the date hereof) shall cooperate fully with each other and shall use reasonable best efforts to cause the Managing Member (or any other Person subsequently designated) to become the Company Representative with respect to any taxable period of the Company with respect to which the statute of limitations has not yet expired, including (as applicable) by filing certifications pursuant to Treasury Regulations Section 301.6231(a)(7)-1(d). In acting as the Company Representative, the Managing Member shall act, to the maximum extent possible, to cause income, gain, loss, deduction, credit of the Company and adjustments thereto, to be allocated or borne by the Members in the same manner as such items or adjustments would have been borne if the Company could have effectively made an election under Section 6221(b) of the Code (commonly known as the “election out”) or similar state or local provision with respect to the taxable period at issue. The Company Representative may retain, at the Company’s expense, such outside counsel, accountants and other professional consultants as it may reasonably deem necessary in the course of fulfilling its obligations as Company Representative. With respect to any taxable period (or portion thereof) during which any 5% Owner held any direct or indirect interest (other than through PubCo) in the Company: (a) the Company Representative shall (i) consult with such 5% Owner and consider in Good Faith its recommendation prior to taking any material action in its capacity as the Company Representative under this Agreement, (ii) keep such 5% Owner informed of the status of any audit or other proceeding relating to the tax matters of the Company, and (iii) give prompt written notice to such 5% Owner of any material notices it receives from any taxing authority concerning Company tax matters, including any notice of audit, any notice of action with respect to a revenue agent’s report, any notice of a 30-day appeal letter and any notice of a deficiency in tax; and (b) neither the Company Representative nor the Company shall settle or compromise any such audit or other proceeding without such 5% Owner’s prior written consent, such consent not to be unreasonably withheld, conditioned, or delayed.

Section 9.5 Withholding Tax Payments and Obligations.

(a)

Withholding Tax Payments. Each of the Company and its Subsidiaries may withhold from distributions, allocations or portions thereof if it is required to do so by any applicable rule, regulation or Law, and each Member hereby authorizes the Company and its Subsidiaries to withhold or pay on behalf of or with respect to such Member any amount of U.S. federal, state or local or non-U.S. taxes that the Company Representative determines, in Good Faith, that the Company or any of its Subsidiaries is required to withhold or pay with respect to any amount distributable or allocable to such Member pursuant to this Agreement.

(b)

Tax Audits. To the extent that any tax is paid by (or withheld from amounts payable to) the Company or any of its Subsidiaries as a result of an audit or other proceeding with respect to such tax and the Company Representative determines, in Good Faith, that such tax specifically relates to one or more particular Members (including any Company Level Taxes), such tax shall be treated as an amount of taxes withheld or paid with respect to such Member pursuant to this Section 9.5. Notwithstanding any provision to the contrary in this Section 9.5, the payment by the Company of Company Level Taxes shall, consistent with the Partnership Tax Audit Rules, be treated as the payment of a Company obligation and shall be treated as paid with respect to a Member to the extent the deduction with respect to such payment is allocated to such Member pursuant to Section 4.2(k), and such payment shall not be treated as a withholding from distributions, allocations, or portions thereof with respect to a Member. Any determinations made by the Company Representative pursuant to this Section 9.5 shall be binding on the Members.

(c)

Tax Contribution and Indemnity Obligation. Any amounts withheld or paid with respect to a Member pursuant to Section 9.5(a) or (b) (other than the payment of Company Level Taxes) shall be offset against any distributions to which such Member is entitled concurrently with such withholding or payment (a “Tax Offset”); provided that the amount of any distribution subject to a Tax Offset shall be treated as having been distributed to such Member pursuant to Section 5.1, Section 5.2 or Section 10.3(b)(iii) at the time such Tax Offset is made. To the extent that (i) there is a payment of Company Level Taxes relating to a Member or (ii) the amount of such Tax Offset exceeds the distributions to which such Member is entitled during the same Fiscal Year as such withholding or payment (“Excess Tax Amount”), the amount of such (A) Company Level Taxes or (B) Excess Tax Amount, as applicable, shall, upon notification to such Member by the Company Representative, give rise to an obligation of such Member to make a Capital Contribution to the Company (a “Tax Contribution Obligation”), which Tax Contribution Obligation shall be immediately due and payable. In the event a Member defaults with respect to its Tax Contribution Obligation, the Company shall be entitled to offset the amount of a Member’s Tax Contribution Obligation against distributions to which such Member would otherwise be subsequently entitled until the full amount of such Tax Contribution Obligation has been contributed to the Company or has been recovered through offset against distributions, and, for the avoidance of doubt, any such offset shall be treated as distributed to such Members pursuant to Section 5.3 or Section 10.3, as applicable, at the time such offset is made. In the case of a Tax Contribution Obligation arising from the payment of Company Level Taxes, then to the extent that the Managing Member determines it is appropriate for purposes of properly maintaining Capital Accounts, (x) any payment by a Member with respect to a Tax Contribution Obligation shall increase such Member’s Capital Account but shall not reduce the amount (if any) that a Member is otherwise obligated to contribute to the Company, and (y) any recovery of such Tax Contribution Obligation through an offset against distributions to such Member shall not reduce such Member’s Capital Account by the amount of such offset. Each Member hereby unconditionally and irrevocably grants to the Company a security interest in such Member’s Units to secure such Member’s obligation to pay the Company any amounts required to be paid pursuant to this Section 9.5. Each Member shall take such actions as the Company may reasonably request in order to perfect or enforce the security interest created hereunder. Each Member hereby agrees to indemnify and hold harmless the Company, the other Members, the Company Representative and the Managing Member from and against any liability (including any liability for Company Level Taxes) with respect to income attributable to or distributions or other payments to such Member.

(d)

Continued Obligations of Former Members. Any Person who ceases to be a Member shall be deemed to be a Member solely for purposes of this Section 9.5, and the obligations of a Member pursuant to this Section 9.5 shall survive until thirty (30) days after the closing of the applicable statute of limitations on assessment with respect to the taxes withheld or paid by the Company or a Subsidiary that relate to the period during which such Person was actually a Member; provided, that if the Managing Member determines that seeking indemnification for Company Level Taxes from a former Member is not practicable, or that seeking such indemnification has failed, then, in either case, the Managing Member may (i) recover any liability for Company Level Taxes from the substituted Member that acquired directly or indirectly the applicable interest in the Company from such former Member or (ii) treat such liability for Company Level Taxes as a Company expense.

(e)

Company Representative Discretion Regarding Recovery of Taxes. Notwithstanding the foregoing, the Company Representative may choose not to recover an amount of Company Level Taxes or other taxes withheld or paid with respect to a Member under this Section 9.5 to the extent that there are no distributions to which such Member is entitled that may be offset by such amounts, if the Company Representative determines, in its reasonable discretion, that such a decision would be in the best interests of the Members (e.g., where the cost of recovering the amount of taxes withheld or paid with respect to such Member is not justified in light of the amount that may be recovered from such Member).

ARTICLE X

DISSOLUTION AND TERMINATION

Section 10.1 Liquidating Events. The Company shall dissolve and commence winding up and liquidating upon the first to occur of the following (each, a “Liquidating Event”):

(a)	the sale, exchange or other disposition of all or substantially all of the assets and properties of the Company and those of its Subsidiaries;

(b)	the determination of the Managing Member, together with the approval of a majority in interest of the Members to dissolve, wind up, and liquidate the Company;

(c)	the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the TBOC; and

(d)	at any time that there are no Members of the Company, unless the business of the Company is continued in accordance with the TBOC.

The Members hereby agree that the Company shall not dissolve prior to the occurrence of a Liquidating Event and that no Member shall seek a dissolution of the Company, under Section 11.314 of the TBOC or otherwise, other than based on the matters set forth in subsections (a) and (b) above. If it is determined by a court of competent jurisdiction that the Company has dissolved prior to the occurrence of a Liquidating Event, the Members hereby agree to continue the business of the Company without a winding up or liquidation. In the event of a dissolution pursuant to Section 10.1(b), the relative economic rights of each class of Units immediately prior to such dissolution shall be preserved to the greatest extent practicable with respect to distributions made to Members pursuant to Section 10.3 in connection with such dissolution, taking into consideration tax and other legal constraints that may adversely affect one or more parties to such dissolution and subject to compliance with applicable Law and regulations, unless, with respect to any class of Units, holders of a majority of the Units of such class consent in writing to a treatment other than as described above.

Section 10.2 Bankruptcy. For purposes of this Agreement, the “bankruptcy” of a Member shall mean the occurrence of any of the following: (a) any Governmental Entity shall take possession of any substantial part of the property of that Member or shall assume control over the affairs or operations thereof, or a receiver or trustee shall be appointed, or a writ, order, attachment or garnishment shall be issued with respect to any substantial part thereof, and such possession, assumption of control, appointment, writ or order shall continue for a period of 90 consecutive days; (b) a Member shall admit in writing of its inability to pay its debts when due, or make an assignment for the benefit of creditors; or apply for or consent to the appointment of any receiver, trustee or similar officer or for all or any substantial part of its property; or shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debts, dissolution, liquidation, or similar proceeding under the Laws of any jurisdiction; or (c) a receiver, trustee or similar officer shall be appointed for such Member or with respect to all or any substantial part of its property without the application or consent of that Member, and such appointment shall continue undischarged or unstayed for a period of 90 consecutive days or any bankruptcy, insolvency, reorganization, arrangements, readjustment of debt, dissolution, liquidation or similar proceedings shall be instituted (by petition, application or otherwise) against that Member and shall remain undismissed for a period of 90 consecutive days.

Section 10.3 Procedure.

(a)

In the event of the dissolution of the Company for any reason, the Managing Member shall commence to wind up the affairs of the Company and to liquidate the Company’s assets; provided that if the Managing Member is in bankruptcy or dissolved, another Member, who shall be appointed by the affirmative vote of the holders of a majority of the then-outstanding Units or as otherwise provided by Law (“Winding-Up Member”) shall commence to wind up the affairs of the Company. Subject to Section 10.4(a), the Managing Member or the Winding-Up Member, as applicable, shall have full right and unlimited discretion to determine in Good Faith the time, manner and terms of any sale or sales of the Property or other assets pursuant to such liquidation, having due regard to the activity and condition of the relevant market and general financial and economic conditions; provided that, at the reasonable request of any Member the Winding-Up Member shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable. The Members shall continue to share profits, losses and distributions during the period of liquidation in the same manner and proportion as though the Company had not dissolved. The Company shall engage in no further business except as may be necessary, in the reasonable discretion of the Managing Member or the Winding-Up Member, as applicable, to preserve the value of the Company’s assets during the period of dissolution and liquidation. The costs of liquidation shall be borne as an expense of the Company.

(b)

Following the payment of all expenses of liquidation and the allocation of all Profits and Losses as provided in Article IV, the proceeds of the liquidation and any other funds of the Company shall be distributed in the following order of priority:

(i)

First, to the payment and discharge of all of the Company’s debts and Liabilities to creditors (whether third parties or Members), in the order of priority as provided by Law, except any obligations to the Members in respect of their Capital Accounts;

(ii)

Second, to set up such cash reserves that the Managing Member or the Winding-Up Member, as applicable, reasonably deems necessary for contingent or unforeseen Liabilities or future payments (solely to third parties, other than amounts described in Section 6.9) described in Section 10.3(b)(i) (which reserves when they become unnecessary shall be distributed in accordance with the provisions of subsection (iii), below); and

(iii)	Third, the balance to the Members, pro rata in accordance with the number of Units owned by each Member.

(c)	Except as provided in Section 10.4(a), no Member shall have any right to demand or receive property other than cash upon the dissolution, liquidation and termination of the Company.

(d)

Upon the completion of the liquidation of the Company and the distribution of all proceeds of the liquidation and any other funds of the Company, the Company shall terminate and the Managing Member or the Winding-Up Member, as the case may be, shall have the authority to execute and record a certificate of cancellation of the Company, as well as any and all other documents required to effectuate the dissolution and termination of the Company.

Section 10.4 Rights of Members.

(a)	To the maximum extent permitted by Law, each Member irrevocably waives any right that it may have to maintain an action for partition with respect to the property of the Company.

(b)

Except as otherwise provided in this Agreement, (i) each Member shall look solely to the assets of the Company for the return of its Capital Contributions, and (ii) no Member shall have priority over any other Member as to the return of its Capital Contributions, distributions or allocations or rights upon dissolution or liquidation of the Company.

Section 10.5 Notices of Dissolution. In the event a Liquidating Event occurs or an event occurs that would, but for the provisions of Section 10.1, result in a dissolution of the Company, the Company shall, within 10 days thereafter, (a) provide written notice thereof to each of the Members and to all other parties with whom the Company regularly conducts business (as determined by the Managing Member), and continue to keep such parties apprised of matters relevant to the winding up of the Company and (b) comply, in a timely manner, with all filing and notice requirements under the TBOC or any other applicable Law.

Section 10.6 Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets in order to minimize any losses that might otherwise result from such winding up.

Section 10.7 No Deficit Restoration. No Member shall be personally liable for a deficit Capital Account balance of that Member, it being expressly understood that the distribution of liquidation proceeds shall be made solely from existing Company assets.

ARTICLE XI

GENERAL

Section 11.1 Amendments; Waivers.

(a)

The terms and provisions of this Agreement may be waived, modified or amended (including by means of merger, consolidation or other business combination to which the Company is a party) by the Managing Member together with a majority in interest of the Members; provided, however that no waiver, modification or amendment shall be effective until at least five Business Days after written notice is provided to the Members, and, for the avoidance of doubt, any Member shall have the right to file a Redemption Notice in accordance with Section 3.6 prior to the effectiveness of any material waiver, modification or amendment; and provided, further, that no amendment to this Agreement may:

(i)	modify the limited liability of any Member, or increase the liabilities or obligations of any Member, in each case, without the consent of each such affected Member;

(ii)

materially alter or change any rights, preferences or privileges of any Interests in a manner that is different or prejudicial relative to any other Interests, without the approval of Members holding 50% of the Interests affected in such a different or prejudicial manner; or

(iii)

adversely affect the Existing Owners, without prior consent of the Existing Owners owning at least 50% of the Interests owned by all Existing Owners, which consent may be withheld in their discretion, such consent right to exist only so long as the Existing Owners, directly or indirectly, own at least 20% of the outstanding Units.

(b)

Notwithstanding the foregoing subsection (a), the Managing Member, acting alone, may amend this Agreement, or update the books and records of the Company, (i) to reflect matters of an administrative nature that are necessary in order to implement the substantive provisions hereof, (ii) to reflect the admission of new Members, Transfers of Interests, the issuance of additional Units or Equity Securities, as provided by the terms of this Agreement, and, subject to Section 11.1(a), subdivisions or combinations of Units made in compliance with Section 3.1(g), (iii) to the minimum extent necessary to comply with or administer in an equitable manner the Partnership Tax Audit Rules in any manner determined by the Managing Member and (iv) as necessary to avoid the Company being classified as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code.

(c)

No waiver of any provision or default under, nor consent to any exception to, the terms of this Agreement or any agreement contemplated hereby shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided. No failure by any party to insist upon strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 11.2 Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or refrain from taking action from time to time, upon the reasonable request of another party thereto, as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 11.3 Binding Effect. All of the terms and provisions of this Agreement shall be binding upon the parties and their respective successors and assigns, but shall inure to the benefit of and be enforceable by the successors and assigns of any Member only to the extent that they are permitted successors and assigns pursuant to the terms hereof. No party may assign its rights hereunder except as herein expressly permitted.

Section 11.4 Certain Representations by Members. Each Member, by executing this Agreement and becoming a Member, whether by making a Capital Contribution, by admission in connection with a permitted Transfer, or otherwise, represents and warrants to the Company and the Managing Member, as of the date of its admission as a Member, that such Member (or, if such Member is disregarded for U.S. federal income tax purposes, such Member’s regarded owner for such purpose) is either: (a) not a partnership, grantor trust, or Subchapter S corporation for U.S. federal income tax purposes (e.g., an individual or a Subchapter C corporation), or (b) is a partnership, grantor trust, or Subchapter S corporation for U.S. federal income tax purposes, but (i) permitting the Company to satisfy the 100-partner limitation set forth in Treasury Regulations Section 1.7704-1(h)(1)(ii) is not a principal purpose of any beneficial owner of such Member in investing in the Company through such Member, (ii) such Member was formed for business purposes prior to or in connection with the investment by such Member in the Company or for estate planning purposes, and (iii) no beneficial owner of such Member has a redemption or similar right with respect to such Member that is intended to correlate to such Member’s right to Redemption pursuant to Section 3.6.

Section 11.5 Entire Agreement. This Agreement, together with all Exhibits and Schedules hereto and all other agreements referenced therein and herein, including the Contribution Agreement, the Shareholder’s Agreements and the Registration Rights Agreement, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein and therein.

Section 11.6 Rights of Members Independent. The rights available to the Members under this Agreement and at Law shall be deemed to be several and not dependent on each other and each such right accordingly shall be construed as complete in itself and not by reference to any other such right. Any one or more and/or any combination of such rights may be exercised by a Member and/or the Company from time to time and no such exercise shall exhaust the rights or preclude another Member from exercising any one or more of such rights or combination thereof from time to time thereafter or simultaneously.

Section 11.7 Governing Law. This Agreement, the legal relations between the parties and any Action, whether contractual or non-contractual, instituted by any party with respect to matters arising under or growing out of or in connection with or in respect of this Agreement shall be governed by and construed in accordance with the Laws of the State of Texas applicable to contracts made and performed in such State and without regard to conflicts of Law doctrines, except to the extent that certain matters are preempted by federal Law or are governed as a matter of controlling Law by the Law of the jurisdiction of organization of the respective parties.

Section 11.8 Jurisdiction and Venue. The parties hereto hereby agree and consent to be subject to the jurisdiction of the Business Court in the Eleventh Business Court Division of the State of Texas (or, if the Business Court in the Eleventh Business Court Division of the State of Texas lacks jurisdiction, the United States District Court for the Southern District of Texas, or, if the United States District Court for the Southern District of Texas lacks jurisdiction, the district courts of Harris County, Texas, in each case, subject to that court having personal jurisdiction over the indispensable parties named defendants therein) over any action, suit or proceeding (a “Legal Action”) arising out of or in connection with this Agreement. The parties hereto irrevocably waive the defense of an inconvenient forum to the maintenance of any such Legal Action. Each of the parties hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any such Legal Action by the mailing of copies thereof by registered mail, postage prepaid, to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail. Nothing in this Section 11.8 shall affect the right of any party hereto to serve legal process in any other manner permitted by Law.

Section 11.9 Headings. The descriptive headings of the Articles, Sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

Section 11.10 Counterparts. This Agreement and any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when one or more counterparts have been signed by each party and delivered to the other party.

Section 11.11 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via electronic mail as specified in this Section 11.11 prior to 5:00 p.m. in the time zone of the receiving party on a Business Day, (b) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile or electronic mail as specified in this Agreement no later than 5:00 p.m. in the time zone of the receiving party on any date, (c) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company or the Managing Member, addressed to it at:

EagleRock Land Operating, LLC

9655 Katy Freeway, Suite 375

Houston, Texas 77024

Electronic mail: [***]

Attention: Robert W. Hunt Jr.

With copies (which shall not constitute notice) to:

EagleRock Land, LLC

9655 Katy Freeway, Suite 375

Houston, Texas 77024

Electronic mail: [***]

Attention: Robert W. Hunt Jr.

Vinson & Elkins L.L.P.

845 Texas Ave, Suite 4700

Houston, TX 77002

Electronic mail: mtelle@velaw.com; srubinsky@velaw.com

Attention: Michael S. Telle; Scott D. Rubinsky

or to such other address or to such other Person as either party shall have last designated by such notice to the other parties.

Section 11.12 Representation By Counsel; Interpretation. The parties acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.

Section 11.13 Severability. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby and this Agreement shall, to the fullest extent permitted by Law, be reformed and construed as if such invalid, illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

Section 11.14 Consent of Members. Each Member hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of the Managing Member or less than all of the Members, such action may be so taken upon the determination of the Managing Member or the concurrence of less than all of the Members, as applicable, and each Member shall be bound by the results of such action.

Section 11.15 Expenses. Except as otherwise provided in this Agreement, each party shall bear its own expenses in connection with the transactions contemplated by this Agreement.

Section 11.16 Waiver of Jury Trial. EACH OF THE COMPANY, THE MEMBERS, THE MANAGING MEMBER AND ANY INDEMNITEES SEEKING REMEDIES HEREUNDER, HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.

Section 11.17 No Third Party Beneficiaries. Except as expressly provided in Section 6.4 and Section 10.3, nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and permitted assignees, any rights or remedies under this Agreement or otherwise create any third party beneficiary hereto.

[Signatures on Next Page]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amended and Restated Company Agreement to be executed as of the day and year first above written.

COMPANY: EAGLEROCK LAND OPERATING, LLC

By:	/s/ Greg Pipkin Jr.
Name:	Greg Pipkin Jr.
Title: Chief Executive Officer

PUBCO, as Managing Member:

EAGLEROCK LAND, LLC

By:	/s/ Greg Pipkin Jr.
Name:	Greg Pipkin Jr.
Title: Chief Executive Officer

SIGNATURE PAGE TO

AMENDED AND RESTATED COMPANY AGREEMENT OF

EAGLEROCK LAND OPERATING, LLC

EXISTING OWNERS:

LEA & EDDY HOLDINGS, LLC

By:	/s/ Elo Peter Omavuezi
Name:	Elo Peter Omavuezi
Title: Secretary and Treasurer

SIGNATURE PAGE TO

AMENDED AND RESTATED COMPANY AGREEMENT OF

EAGLEROCK LAND OPERATING, LLC

EXISTING OWNERS:

DOUBLE EAGLE IV MIDCO, LLC

By:	/s/ John Sellers
Name:	John Sellers
Title:	Co-Chief Executive Officer

SIGNATURE PAGE TO

AMENDED AND RESTATED COMPANY AGREEMENT OF

EAGLEROCK LAND OPERATING, LLC

EXISTING OWNERS:

ABYSS INC.

By:	/s/ Mark T. Dehlinger
Name:	Mark T. Dehlinger
Title:	Secretary

CACTUS ENERGY, INC.

By:	/s/ Richard H. Coats
Name:	Richard H. Coats
Title: President

By:	/s/ Richard H. Coats
Name:	Richard H. Coats

By:	/s/ Mark T. Dehlinger
Name:	Mark T. Dehlinger

By:	/s/ Richard H. Coats Jr.
Name:	Richard H. Coats Jr.

By:	/s/ Charles R. Wiggins
Name:	Charles R. Wiggins

By:	/s/ Christopher Keegan Faudree
Name:	Christopher Keegan Faudree

SIGNATURE PAGE TO

AMENDED AND RESTATED COMPANY AGREEMENT OF

EAGLEROCK LAND OPERATING, LLC

OTHER MEMBERS:

TCW DIRECT LENDING PRIVATE FUND VIII LP

By: TCW Asset Management Company LLC, its Investment Advisor

By:	/s/ Ryan Carroll
Ryan Carroll, Managing Director

TCW DIRECT LENDING STRUCTURED SOLUTIONS 2022 LLC

By: TCW Asset Management Company LLC, its Collateral Manager

By:	/s/ Ryan Carroll
Ryan Carroll, Managing Director

TCW BRAZOS FUND LLC

By: TCW Asset Management Company LLC, its Investment Advisor

By:	/s/ Ryan Carroll
Ryan Carroll, Managing Director

TCW SKYLINE LENDING LP

By: TCW Asset Management Company LLC, its Investment Advisor

By:	/s/ Ryan Carroll
Ryan Carroll, Managing Director

SIGNATURE PAGE TO

AMENDED AND RESTATED COMPANY AGREEMENT OF

EAGLEROCK LAND OPERATING, LLC

OTHER MEMBERS:

TCW DL HDR LLC

By: TCW Asset Management Company LLC, the Collateral Manager of TCW DL VIII Financing LLC

By:	/s/ Ryan Carroll
Ryan Carroll, Managing Director

TCW WV FINANCING LLC

By: TCW Asset Management Company LLC, its Collateral Manager

By:	/s/ Ryan Carroll
Ryan Carroll, Managing Director

SAFETY NATIONAL CASUALTY CORPORATION

By: TCW Asset Management Company LLC, its Investment manager and Attorney-in-Fact

By:	/s/ Ryan Carroll
Ryan Carroll, Managing Director

RELIANCE STANDARD LIFE INSURANCE
COMPANY

By: TCW Asset Management Company LLC, its Investment manager and Attorney-in-Fact

By:	/s/ Ryan Carroll
Ryan Carroll, Managing Director

SIGNATURE PAGE TO

AMENDED AND RESTATED COMPANY AGREEMENT OF

EAGLEROCK LAND OPERATING, LLC

OTHER MEMBERS:

PHILADELPHIA INDEMNITY INSURANCE COMPANY

By: TCW Asset Management Company LLC, its Investment manager and Attorney-in-Fact

By:	/s/ Ryan Carroll
Ryan Carroll, Managing Director

TCW DL HDR-S LLC

By: TCW Asset Management Company LLC, Investment Advisor of TCW Star Direct Lending LLC

By:	/s/ Ryan Carroll
Ryan Carroll, Managing Director

TCW DIRECT LENDING STRUCTURED SOLUTIONS 2019 LLC

By: TCW Asset Management Company LLC, its Investment Advisor

By:	/s/ Ryan Carroll
Ryan Carroll, Managing Director

TCW MARINA SL LLC

By: TCW Asset Management Company LLC, its Investment Advisor

By:	/s/ Ryan Carroll
Ryan Carroll, Managing Director

SIGNATURE PAGE TO

AMENDED AND RESTATED COMPANY AGREEMENT OF

EAGLEROCK LAND OPERATING, LLC

OTHER MEMBERS:

CCLF HOLDINGS (D41) LLC

By:	/s/ Stephen Nesbitt
Stephen Nesbitt, President

SIGNATURE PAGE TO

AMENDED AND RESTATED COMPANY AGREEMENT OF

EAGLEROCK LAND OPERATING, LLC

OTHER MEMBERS:

AWC AQUA, LLC, acting through its Managing Member, AWC Master Fund A, LP

By:	/s/ Cathy Weist
Cathy Weist, Authorized Signatory

SIGNATURE PAGE TO

AMENDED AND RESTATED COMPANY AGREEMENT OF

EAGLEROCK LAND OPERATING, LLC

EXHIBIT A

[Intentionally omitted.]